UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Synergy Pharmaceuticals Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Synergy Pharmaceuticals Inc.
420 Lexington Avenue, Suite 2012
New York, New York  10170

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 27, 2017

Dear Stockholder:

We are pleased to invite you to attend the annual meeting of stockholders (the “Annual Meeting”) of Synergy Pharmaceuticals Inc. (“Synergy” or the “Company”), which will be held on June 27, 2017 at 9:00 a.m. Eastern Daylight Time at our offices, located at 420 Lexington Avenue, Suite 2012, New York, New York  10170, for the following purposes:

1.                                      To elect seven (7) members to our Board of Directors;

2.                                      To amend our Second Amended and Restated Certificate of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance from 350,000,000 to 400,000,000;

3.                                      To approve the Synergy Pharmaceuticals Inc. 2017 Equity Incentive Plan;

4.                                      To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017;

5.                                      To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Synergy’s Board of Directors has fixed the close of business on April 28, 2017 as the record date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

The Company is pleased to take advantage of Securities and Exchange Commission (the “SEC”) rules that allow companies to furnish their proxy materials over the Internet. The Company is mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials and our Annual Report on Form 10-K. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our Annual Report on Form 10-K. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the Annual Report by mail. This process allows the Company to provide its stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance of the Annual Meeting to our stockholders.  Registration and seating will begin at 8:00 a.m.  Shares of common stock can be voted at the Annual Meeting only if the holder thereof is present in person or by valid proxy.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership.  Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.  If you do not plan on attending the Annual Meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided.  Even if you do plan to attend the Annual Meeting, we recommend that you vote your shares at your earliest convenience in order to ensure your representation at the Annual Meeting. Your vote is very important.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 27, 2017 at 9:00 a.m. at 420 Lexington Avenue, Suite 2012, New York, New York  10170.

The proxy statement and annual report to stockholders are available at http://www.pstvote.com/Synergy2017.

By the Order of the Board of Directors

/s/ GARY S. JACOB
Gary S. Jacob, Ph.D.
Chairman of the Board of Directors

Dated: May 1, 2017

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience.  This will ensure the presence of a quorum at the Annual Meeting.  Promptly voting your shares will save Synergy the expenses and extra work of additional solicitation.  An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail.  Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.  Your vote is important, so please act today!

SYNERGY PHARMACEUTICALS INC.
420 LEXINGTON AVENUE, SUITE 2012
NEW YORK, NEW YORK  10170

PROXY STATEMENT FOR THE
2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 27, 2017

The Board of Directors (the “Board”) of Synergy Pharmaceuticals Inc. (“Synergy” or the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our offices, located at 420 Lexington Avenue, Suite 2012, New York, New York  10170, on June 27, 2017, at 9:00 a.m. Eastern Daylight Time, including at any adjournments or postponements of the Annual Meeting.  You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement.  However, you do not need to attend the Annual Meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the Internet.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet.  Beneficial owners are stockholders whose shares of our common stock are held in the name of a broker, bank or other agent (i.e., in “street name”).  Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about May 1, 2017 to our beneficial owners and stockholders of record who owned our common stock at the close of business on April 28, 2017.  Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request that a printed set of the proxy materials be sent to them by following the instructions in the Notice.  Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I Receive a Notice of Internet Availability of Proxy Materials in the Mail instead of a Full Set of Proxy Materials?

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet.  Accordingly, we have sent to our stockholders of record a Notice of Internet Availability of Proxy Materials.  Instructions on how to access the proxy materials over the Internet free of charge or to request a paper copy may be found in the Notice.  Our stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis.  A stockholder’s election to receive proxy materials by mail or electronically will remain in effect until the stockholder changes the stockholder’s election.

What Does it Mean if I Receive More than One Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

The Annual Meeting will be held on June 27, 2017, at 9:00 a.m. Eastern Daylight Time at our offices, located at 420 Lexington Avenue, Suite 2012, New York, New York 10170. Directions to the Annual Meeting may be found at the back of this Proxy Statement. Information on how to vote in person at the Annual Meeting is discussed below.

Who is Entitled to Vote?

The Board has fixed the close of business on April 28, 2017 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.  On the Record Date, there were 224,944,941 shares of common stock outstanding.  Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Philadelphia Stock Transfer, Inc., you are the “record holder” of those shares.  If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization.  The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who May Attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting.  If your shares of common stock are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

What am I Voting on?

There are four matters scheduled for a vote:

1.                                      To elect seven (7) members to our Board of Directors;

2.                                      To amend our Second Amended and Restated Certificate of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance from 350,000,000 to 400,000,000;

3.                                      To approve the Synergy Pharmaceuticals Inc. 2017 Equity Incentive Plan; and

4.                                      To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How Do I Vote?

Stockholders of Record

For your convenience, record holders of our common stock have three methods of voting:

1.                                      Vote by Internet.  The website address for Internet voting is on your vote instruction form.

2.                                      Vote by mail.  Mark, date, sign and promptly mail the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3.                                      Vote in person.  Attend and vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name

For your convenience, beneficial owners of our common stock have three methods of voting:

1.                                      Vote by Internet.  The website address for Internet voting is on your vote instruction form.

2.                                      Vote by mail.  Mark, date, sign and promptly mail your vote instruction form (a postage-paid envelope is provided for mailing in the United States).

3.                                      Vote in person.  Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

If you vote by Internet, please DO NOT mail your proxy card.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting.  If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting.  If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person.  If you are a street name stockholder and wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares.  All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is My Vote Confidential?

Yes, your vote is confidential.  Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote.  This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum.  A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy.  Thus, 112,472,471 shares must be represented in person or by proxy to have a quorum at the Annual Meeting.  Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting.  If there is not a quorum at the Annual Meeting, either the chairperson of the Annual Meeting or our stockholders entitled to vote at the Annual Meeting may adjourn the Annual Meeting.

How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.                                      “For” the election of each of the seven (7) members to our Board of Directors;

2.                                      “For” the approval of an amendment to our Second Amended and Restated Certificate of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance from 350,000,000 to 400,000,000;

3.                                      “For” the approval of the Synergy Pharmaceuticals Inc. 2017 Equity Incentive Plan; and

4.                                      “For” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “For,” “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,” abstentions and broker non-votes. Broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on such proposals.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares.  If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker will vote your shares as recommended by the Board.  If you do not provide voting instructions, your shares will not be voted on any “non-routine” proposals.  This vote is called a “broker non-vote.”  Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on these proposals.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting. Our By-Laws provide that an action of our stockholders (other than the election of directors) is approved if a majority of the number of shares of stock entitled to vote present thereat vote in favor of such action. Therefore, abstentions will have the same effect as a vote “against” Proposal 2, the approval of an amendment to our Second Amended and Restated Certificate of Incorporation, as amended, to increase the shares of common stock authorized for issuance from 350,000,000 to 400,000,000, “against” Proposal 3, the approval of our 2017

Equity Incentive Plan and “against” Proposal 3, the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017.

How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required
Election of each of the seven (7) members to our Board of Directors	Plurality of the votes cast (the seven directors receiving the most “For” votes)

Amendment to our Second Amended and Restated Certificate of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance from 350,000,000 to 400,000,000	A majority of the outstanding common stock of the Company entitled to vote

Approval of the Synergy Pharmaceuticals Inc. 2017 Equity Incentive Plan	A majority of the votes entitled to vote thereon and present at the Annual Meeting

Ratification of the Appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2017	A majority of the votes entitled to vote thereon and present at the Annual Meeting

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees.  With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal.  You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Secretary of Synergy Pharmaceuticals by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting.  All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 2012, New York, New York 10170, Attention: Secretary, or by facsimile at 212-297-0019.  Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us.  In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person.  Such persons will receive no compensation for their services other than their regular salaries.  Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

Do I Have Dissenters’ Rights of Appraisal?

Synergy stockholders do not have appraisal rights under Delaware law or under Synergy’s governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are Stockholder Proposals Due for the 2018 Annual Meeting?

Any appropriate proposal submitted by a stockholder and intended to be presented at the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) must be submitted in writing to the Company’s Secretary at 420 Lexington Avenue, Suite 2012, New York, New York  10170, and received not later than April 28, 2018 but no earlier than March 29, 2018 to be includable in the Company’s proxy statement and related proxy for the 2017 Annual Meeting.  However, if the date of the 2018 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from, June 27, 2018, to be considered for inclusion in proxy materials for our 2017 Annual Meeting, a stockholder proposal must be submitted in writing to the Company’s Secretary at 420 Lexington Avenue, Suite 2012, New York, New York 10170, on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company for the 2018 Annual Meeting. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Do the Company’s Officers and Directors have an Interest in Any of the Matters to Be Acted Upon at the Annual Meeting?

Members of the Board have an interest in Proposal 1, the election to the Board of the seven director nominees set forth herein, as each of the nominees is currently a member of the Board.  Members of the Board and executive officers of Synergy have an interest in Proposal 2 to the extent that they are shareholders of the Company. Members of the Board and executive officers of Synergy have an interest in Proposal 3 as they may be granted awards under the Synergy Pharmaceuticals Inc. 2017 Equity Incentive Plan. Members of the Board and executive officers of Synergy do not have any interest in Proposal 4, the ratification of the appointment of our independent registered public accounting firm.

PROPOSAL 1

ELECTION OF DIRECTORS

Synergy’s By-laws currently specify that the number of directors shall consist of one or more members, the exact number of which shall initially be fixed from time to time by the Board of Directors (the “Board”). Synergy’s Board currently consists of seven (7) persons and all of them have been nominated by Synergy to stand for re-election. Each director is elected or nominated to the Board until the following annual meeting of stockholders and until his successor has been elected and qualified or until the director’s earlier resignation or removal.

The Board, based on the recommendation of the Nominating and Corporate Governance Committee, has nominated Gary S. Jacob, Melvin K. Spigelman, John P. Brancaccio, Thomas H. Adams, Alan F. Joslyn, Richard J. Daly and Timothy S. Callahan for election as directors of Synergy. All of the nominees are existing directors of Synergy and each of the nominees has consented to being named as a nominee for director of Synergy and has agreed to serve if elected.

At the Annual Meeting, the stockholders will elect seven directors to hold office until the 2018 annual meeting of stockholders.  Directors are elected by a plurality of votes cast by stockholders.  In the event the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced in accordance with the By-Laws of the Company.  The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the seven nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company for the ensuing year.  Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below.  In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information with Respect to Director Nominees

Listed below are the current directors who are nominated to hold office until their successors are elected and qualified, and their ages as of April 28, 2017.

Name	Age	Position
Gary S. Jacob	70	Chairman, President, Chief Executive Officer
Melvin K. Spigelman	68	Director
John P. Brancaccio	69	Director
Thomas H. Adams	74	Director
Alan F. Joslyn	58	Director
Richard J. Daly	56	Director
Timothy S. Callahan	46	Director

Gary S. Jacob, Ph.D. has served as our President, Chief Executive Officer and a Director since July 2008 and as Chairman since September 2013. Since May 2013, Dr. Jacob has also been serving as Chairman of our previously wholly-owned subsidiary, ContraVir Pharmaceuticals, Inc., a biopharmaceutical drug development company and was Chief Executive Officer of ContraVir from May 2013 until March 2014. Dr. Jacob served as Chief Executive Officer of Callisto Pharmaceuticals, Inc. from May 2003 until January 2013 and a director from October 2004 until January 2013. Dr. Jacob currently serves as a director of Trovagene, Inc., a precision cancer monitoring company. Dr. Jacob has over twenty-five years of experience in the pharmaceutical and biotechnology industries across multiple disciplines including research & development, operations and business development. Prior to 1999, Dr. Jacob served as a Monsanto Science Fellow, specializing in the field of glycobiology, and from 1997 to 1998 was Director of Functional Genomics, Corporate Science & Technology, at Monsanto Company.  Dr. Jacob also served from 1990 to 1997 as Director of Glycobiology at G.D. Searle Pharmaceuticals Inc. During the period of 1986 to 1990, he was Manager of the G.D. Searle Glycobiology Group at Oxford University, England. Dr. Jacob’s broad management expertise in the pharmaceutical and biotechnology industries provides relevant experience in a number of strategic and operational areas and led to the Board’s conclusion that he should serve as a director of our company.

Melvin K. Spigelman, M.D. has served as a director of our company since August 2008. Since January 2009, Dr. Spigelman has served as President and CEO and from June 2003 to December 2008 as Director of Research and Development for the Global Alliance for TB Drug Development, a non-profit organization which seeks to accelerate the discovery and development of faster-acting and affordable drugs to fight tuberculosis. Dr. Spigelman was President of Hudson-Douglas Ltd, a consulting company, from June 2001 to June 2003. From 2000 to 2001, Dr. Spigelman served as a Vice President, Global Clinical Centers at Knoll Pharmaceuticals, a pharmaceutical unit of BASF Pharma, and from 1992 to 2000, Dr. Spigelman was the Vice President of Research and Development at Knoll. Dr. Spigelman has been a director of The Medicines Company since September 2005. Dr. Spigelman received a B.A. in engineering from Brown University and an M.D. from The Mount Sinai School of Medicine. Dr. Spigelman’s expertise in drug development and management qualifies him to serve as a director of our company.

John P. Brancaccio, a retired CPA, has served as a director of our company since July 2008. Since May 2013, Mr. Brancaccio has also been serving as a Director of our previously wholly-owned subsidiary, ContraVir Pharmaceuticals, Inc., a biopharmaceutical drug development company. Since April 2004, Mr. Brancaccio has been the Chief Financial Officer of Accelerated Technologies, Inc., an incubator for medical device companies. From May 2002 until March 2004, Mr. Brancaccio was the Chief Financial Officer of Memory Pharmaceuticals Corp., a biotechnology company. From 2000 to 2002, Mr. Brancaccio was the Chief Financial Officer/Chief Operating Officer of Eline Group, an entertainment and media company. Mr. Brancaccio is currently a director of Tamir Biotechology, Inc. as well as a director of Trovagene, Inc. and Rasna Therapeutics, Inc. Mr. Brancaccio’s chief financial officer experience provides him with valuable financial and accounting expertise which the Board believes qualifies him to serve as a director of our company.

Thomas H. Adams, Ph.D. has served as a director of our company since July 2008. Since June 2005, Dr. Adams has served as a director of IRIS International, Inc., a diagnostics company, and as Chief Technology Officer of IRIS from April 2006 until November 2012 when it was acquired by Danaher Corporation. Dr. Adams served as Chairman and Chief Executive Officer of Leucadia Technologies, a privately held medical-device company, from 1998 to April 2006, when Leucadia was acquired by IRIS. In 1989, Dr. Adams founded Genta, Inc., a publicly held biotechnology company in the field of antisense technology, and served as its Chief Executive Officer until 1997. Dr. Adams founded Gen-Probe, Inc. in 1984 and served as its Chief Executive Officer and Chairman until its acquisition by Chugai Biopharmaceuticals, Inc. in 1989. Before founding Gen-Probe, Dr. Adams held management positions at Technicon Instruments and the Hyland Division of Baxter Travenol. He has significant public-company experience serving as a director of Biosite Diagnostics, Inc., a publicly held medical research firm, from 1989 to 1998 and as a director of Invitrogen, a publicly held company that develops, manufactures and markets research tools and products, from 2000 to 2002. Dr. Adams currently serves as a director of Xifin, Inc., a private lab billing company and Chairman of the Board of Trovagene, Inc. In addition, Dr. Adams is a member of the board of ContraVir Pharmaceuticals, Inc.  Dr. Adams holds a Ph.D. in Biochemistry from the University of California, at Riverside. Dr. Adams’s executive leadership, particularly in the healthcare field, and the extensive healthcare expertise he has developed qualifies Dr. Adams to serve as a director of our company.

Alan F. Joslyn, Ph.D. has served as a director of our company since October 2009. Since June 2016 he has served as Chief Executive Officer and director of Oragenics, Inc. Since April 2014, Dr. Joslyn has been a partner in Lazarus Pharmaceuticals, LLC. From March 2010 to April 2014, Dr. Joslyn was a drug development consultant to Sentinella Pharmaceuticals. From August 2009 to October 2012 Dr. Joslyn served as the Chief Executive Officer of Edusa Pharmaceuticals, a privately held biotechnology company. From March 2007 to March 2009, Dr. Joslyn served as President and Chief Executive Officer of Mt. Cook Pharma and as Senior Vice President of Research & Development at Penwest Pharmaceuticals from 2004 to 2007. From 1995 to 2004, Dr. Joslyn held a number of leadership positions within Johnson & Johnson focusing on development of gastroenterology products including Propulsid®, Motilium®, Aciphex® and prucalopride. Dr. Joslyn received his B.S. in medicinal chemistry, B.A. in biology and Ph.D. in biochemical pharmacology from the State University of New York at Buffalo. Dr. Joslyn’s extensive expertise in gastroenterology and product development qualifies Dr. Joslyn to serve as a director of our company.

Richard J. Daly has served as a director of our company since June 2015. Mr. Daly has over 25 years of commercial pharmaceutical experience working in positions of progressive responsibility in sales, marketing and operations.  Since February 2016, Mr. Daly has been a director and CEO of Neuralstem, Inc.   From November 2015 until February 2016, Mr. Daly was a managing partner at Ravine Rock Partners, LLC, a bio-pharmaceutical consulting company. Prior to that, from August 2013 until February 2014, Mr. Daly (as an employee of BMS) was the U.S. President of the BMS-AZ Diabetes Alliance. In February 2014 AstraZeneca purchased the BMS interest in the Diabetes Alliance and Mr. Daly became the President of U.S. Diabetes, a subsidiary of AstraZeneca Pharmaceutical LP. He served in this position until November 2014. From October 2011 until November 2012, Mr. Daly was a founding partner, board member and investor in SagePath Partners LLC, a commercial outsourcing provider to the pharmaceutical industry. Between July 2008 and October 2011, Mr. Daly was executive vice president of North and South America for Takeda NA, the North American subsidiary of Takeda Pharmaceuticals. Since February 2015, Mr. Daly has also served on the board of directors of Catalyst Pharmaceuticals and Andean Health & Development. Mr. Daly holds a BS in Microbiology from The University of Notre Dame and an MBA from Northwestern University’s Kellogg Graduate School of Management.  Mr. Daly’s executive leadership, particularly in the healthcare field, and the extensive healthcare expertise he has developed qualifies Mr. Daly to serve as a director of our company.

Timothy S. Callahan has served as a director of our company since June 2015. Mr. Callahan is a global life sciences business leader with over 21 years of experience in pharmaceutical and biologic commercialization, most recently with the Actavis organization.  From 2013-2014 he served as Senior Vice President, Commercial Operations where he played a leadership role in the transformation of the Actavis brand business into a $7B/year division with a focus in Gastroenterology, Women’s Health, Urology, Dermatology, and other specialty markets.  From 2010-2012, Mr. Callahan served as Vice President, International Brands & Biologics Marketing at Actavis, and from 2003-2009 he served as Vice President, Sales & Marketing for the company’s Nephrology division.  Earlier in his career, Mr. Callahan held positions of increasing responsibility in commercial leadership at Watson Pharmaceuticals and Schein Pharmaceutical. Mr. Callahan was educated at Cornell University and holds a Bachelor of Science degree in Applied Economics and Business Management.  Mr. Callahan’s extensive experience in leading global commercial pharmaceutical organizations, as well as his expertise building specialty biopharma business via organic growth and acquisition qualifies Mr. Callahan to serve as a director of our company.

Information Regarding the Board of Directors and Corporate Governance

Family Relationships and Other Arrangements

There are no family relationships among our directors and executive officers.  There are no arrangements or understandings between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

Board Responsibilities and Structure

The Board oversees, counsels and directs management in the long-term interest of Synergy and its stockholders.  The Board’s responsibilities include establishing broad corporate policies and reviewing the overall performance of Synergy.  The Board is not, however, involved in the operating details on a day-to-day basis.

Board Committees and Charters

The following table identifies the independent and non-independent Board and Committee members during fiscal year 2016 in accordance with NASDAQ Listing Rule 5605(a)(2):

Name	Independent	Audit	Compensation	Corporate Governance/ Nominating	Commercial	Compliance
Gary S. Jacob						☒
Melvin K. Spigelman(1)	☒	☒	☒
John P. Brancaccio	☒	☒*	☒	☒
Thomas H. Adams	☒		☒*	☒
Alan F. Joslyn	☒					☒
Richard J. Daly	☒		☒	☒*	☒
Timothy S. Callahan	☒	☒			☒	☒*

* Committee Chairman

(1) Lead Independent Director

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2016, the Board held a total of 9 meetings and acted by unanimous written consent 5 times, the Audit Committee held a total of 4 meetings and did not take any action by unanimous written consent, the Compensation Committee held a total of 7 meetings and acted by unanimous written consent 19 times, the Corporate Governance/Nominating Committee acted by unanimous written consent 1 time.  None of our incumbent directors attended fewer than 75% of the total number of meetings held by the Board and the committees on which, and for the period during which, the director served during fiscal year 2016.

Policy Regarding Attendance at Annual Meetings of Stockholders

Synergy does not have a policy with regard to Board members’ attendance at annual meetings. All of the directors serving on the Board as of such time attended our 2016 annual meeting of stockholders

Board Leadership Structure and Role in Risk Oversight

From July 2008 until September 30, 2013, we separated the roles of Chairman of the Board and Chief Executive Officer. Although the separation of roles was appropriate for us during that period of time, in the view of the board of directors, the rationale for the separation of these roles depended upon the specific circumstances and dynamics of our leadership at that point in time.

The board of directors, as a unified body and through committee participation, organizes the execution of its monitoring and oversight roles and does not expect its Chairman to organize those functions. The board of directors has four standing committees—Audit, Compensation, Corporate Governance/Nominating and External Communication Oversight. The membership of each of the board committees is comprised of independent directors, with each of the committees having a separate chairman, each of whom is an independent director. Our non-management members of the board of directors meet in executive session at each board meeting.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of risks the company faces, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The board of directors believes that establishing the right “tone at the top” and that full and open communication between executive management and the board of directors are essential for effective risk management and oversight. Our CEO communicates frequently with members of the board to discuss strategy and challenges facing the company. Senior management usually attends our regular quarterly board meetings and is available to address any questions or concerns raised by the board of directors on risk management-related and any other matters. Each quarter, the board of directors receives presentations from senior management on matters involving our areas of operations.

Director Independence

The Board has determined that a majority of the Board consists of members who are currently “independent” as that term is defined under NASDAQ Listing Rule 5605(a)(2).  The Board considers Messrs. Spigelman, Brancaccio, Joslyn, Daly and Callahan and Adams to be “independent”.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Audit Committee’s responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent registered public accountants, (ii) appointing, replacing and discharging the independent auditors, (iii) pre-approving the professional services provided by the independent auditors, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent auditors, and (v) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent auditors. The Audit Committee also prepares the Audit Committee report that is required pursuant to the rules of the SEC.

The Audit Committee currently consists of John P. Brancaccio, chairman of the Audit Committee, Timothy S. Callahan and Melvin K. Spigelman. Under the applicable rules and regulations of NASDAQ, each member of a company’s audit committee must be considered independent in accordance with NASDAQ Listing Rule 5605(c)(2)(A)(i) and (ii) and Rule 10A-3(b)(1) under the Exchange Act. The Board has determined that each of Mr. Brancaccio, Mr. Callahan and Mr. Spigelman is “independent” as that term is defined under applicable NASDAQ and SEC rules.  Mr. Brancaccio is our audit committee financial expert.  The Board has adopted a written charter setting forth the authority and responsibilities of the Audit Committee, which is available on our website at http://www.synergypharma.com  under “Investors”.

Compensation Committee

The Compensation Committee has responsibility for assisting the board of directors in, among other things, evaluating and making recommendations regarding the compensation of the executive officers and directors of our company; assuring that the executive officers are compensated effectively in a manner consistent with our stated compensation strategy; producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC; periodically evaluating the terms and administration of our incentive plans and benefit programs, and monitoring of compliance with the legal prohibition on loans to our directors and executive officers.

The Compensation Committee currently consists of Thomas H. Adams, chairman of the Compensation Committee, John P. Brancaccio, Richard J. Daly and Melvin K. Spigelman.  The Board has determined that all of the members are “independent” under NASDAQ Listing Rule 5602(a)(2).  The Board has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee, which is available on our website at http://www.synergypharma.com under “Investors”.

During the year ended December 31, 2016, we engaged Radford, a unit of Aon Hewitt, an outside compensation consulting firm, to review our compensation policies and to conduct a competitive assessment for our employees including our named executive officers. The assessment completed by Radford was presented to the Compensation Committee in conjunction with the Compensation Committee’s review of the compensation of our named executive officers.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee was, during 2016, an officer or employee of ours, was formerly an officer of ours or had any relationship requiring disclosure by us under Item 404 of Regulation S-K. No interlocking relationship as described in Item 407(e)(4) of Regulation S-K exists between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or compensation committee members of any other entity, on the other hand, nor has any such interlocking relationship existed in the past.

Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee has responsibility for assisting the Board in, among other things, (i) effecting Board organization, membership and function, including identifying qualified board nominees, (ii) effecting the organization, membership and function of the committees of the Board, including the composition of the committees of the Board and recommending qualified candidates for the committees of the Board, (iii) evaluating and providing successor planning for the chief executive officer and our other executive officers, (iv) identifying and evaluating candidates for director in accordance with certain general and specific criteria, and (v) developing and recommending to the Board Corporate Governance Guidelines and any changes thereto, setting forth the corporate governance principles applicable to us, and overseeing compliance with the our Corporate Governance Guidelines. The Corporate Governance/Nominating Committee is responsible for identifying and evaluating candidates for director.  Potential nominees are identified by the Board based on the criteria, skills and qualifications that are deemed appropriate by the Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee believes that candidates for director should have certain minimum qualifications, including high character and integrity, an inquiring mind and vision, willingness to ask hard questions, ability to work well with others, freedom from conflicts of interest, willingness to devote sufficient time to the Company’s affairs, diligence in fulfilling his or her responsibilities and the capacity and desire to represent the best interests of the Company and our stockholders as a whole and not primarily a special interest group or constituency. While our nominating criteria does not prescribe specific diversity standards, the Corporate Governance/Nominating Committee and its independent members seek to identify nominees that have a variety of perspectives, professional experience, education, difference in viewpoints and skills, and personal qualities that will result in a well-rounded Board.

The Corporate Governance/Nominating Committee currently consists of Richard Daly, chairman of the Corporate Governance/Nominating Committee, John Brancaccio and Thomas Adams. The Board of Directors has determined that all of the members are “independent” under NASDAQ Listing Rule 5605(a)(2). The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Corporate Governance/Nominating Committee. A copy of this charter is available at our web site www.synergypharma.com under “Investors”.

Commercial Committee

The Commercial Committee was established to assist the Board of Directors in making sound decisions with respect to the transition from development stage to commercial stage organization.  The responsibilities of the committee include: (i) supporting the build-out of our commercial organization, (ii) ensuring commercial plans are consistent with the our goals and objectives, (iii) making recommendations as to alternative paths to commercialization that could be considered, (iv) participating in select commercial team planning sessions to advise regarding corporate strategy, (v)  ensuring that proper commercial compliance measures are built into planning activities, and (vi)  providing other support as requested by the Board of Directors in maximizing the value of our commercial assets.  The Committee meets on an ad hoc basis using its judgment, to fulfill its duties and responsibilities (including via teleconference or other electronic means of communication.)

The Commercial Committee currently consists of Timothy S. Callahan and Richard J.  Daily.

Compliance Committee

The Compliance Committee has responsibility for providing oversight to the Board and Company management on the development and implementation of a robust and effective compliance program, and for ensuring the Company’s compliance with applicable laws, regulations and requirements.

The Compliance Committee currently consists of Tim Callahan, chairman of the Compliance Committee, Gary Jacob and Alan Joslyn.

Code of Business Conduct and Ethics

We have adopted a formal Code of Business Conduct and Ethics applicable to all Board members, officers and employees. Our Code of Business Conduct and Ethics can be found on our website at http://www.synergypharma.com under “Investors”. A copy of our Code of Business Conduct and Ethics may be obtained without charge upon written request to Secretary, Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 2012, New York, New York  10170.  If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website (www.Synergy.com) and/or in our public filings with the SEC.

Stockholder Communications

Synergy does not have a formal procedure for stockholder communication with its Board of Directors. Stockholders who wish to contact an individual director, the Board of Directors, or a committee of the Board of Directors should send their correspondence to Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 2012, New York, New York 10170, Attention: Board of Directors. Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. Synergy will initially receive and process communications before forwarding them to the addressee. Synergy generally will not forward to its directors a stockholder communication that it determines to be primarily commercial in nature or may be abusive, threatening or otherwise inappropriate.

Additional Information for Submission of Nominations for Director

Our By-laws require that a stockholder who wishes to nominate an individual for election as a director at our Annual Meeting of Stockholders must give us advance written notice not less than 60 days prior to the anniversary date of the prior year’s Annual Meeting of Stockholders and not more than 90 days prior to the anniversary date of the prior year’s Annual Meeting of Stockholders, and must be a stockholder of record on the date of the giving of the required notice and on the record date for the determination of stockholders entitled to vote at that meeting.

The stockholder’s notice must provide as to each person whom the stockholder proposes to nominate for election as a director:

•                  the name, age, business address and residence address of the person;

•                  the principal occupation or employment of the person;

•                  the class or series and number of shares of our capital stock that are owned beneficially or of record by the person; and

•                  any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

In addition, as to the stockholder giving the notice, the stockholder must indicate:

•                  the name and record address of such stockholder;

•                  the class or series and number of shares of our capital stock that are owned beneficially or of record by such stockholder;

•                  a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names and addresses) pursuant to which the nominations(s) are to be made by such stockholder;

•                  a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

•                  any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

This notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. All notices must be delivered or mailed to the Secretary, Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 2012, New York, New York 10170.

Vote Required

Under applicable Delaware law, the election of each nominee requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL 1.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES
OF COMMON STOCK FROM 350,000,000 TO 400,000,000

Background

Our Board has approved, subject to stockholder approval, an amendment to Synergy’s Second Amended and Restated Certificate of Incorporation, as amended, substantially in the form attached hereto as Annex A, to effect an increase in Synergy’s authorized shares of Common Stock from 350,000,000 to 400,000,000. We currently have authorized 350,000,000 shares of common stock, of which 224,944,941 shares of common stock are outstanding as of April 28, 2017.

The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of Synergy, the issuance of additional shares of common stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of common stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of common stock will remain unchanged under this amendment.

As noted above, as of April 28, 2017, a total of 224,944,941 shares of our currently authorized 350,000,000 shares of common stock are outstanding. In addition, as of April 28, 2017, have options outstanding to purchase an aggregate of 27,923,568 shares of common stock, $18,603,000 of senior convertible notes which are convertible into an aggregate of approximately 5,981,672 shares of common stock and warrants to purchase an aggregate of 869,688 shares of common stock outstanding. The increase in the number of authorized but unissued shares of common stock would enable us, without further stockholder approval, to issue shares from time to time as may be required for other proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs (including under the proposed Synergy Pharmaceuticals Inc. 2017 Equity Incentive Plan) and other corporate purposes.

The proposed increase in the authorized number of shares of common stock could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult. For example, additional shares could be issued by us that may dilute the stock ownership or voting rights of persons seeking to obtain control of us, even if the persons seeking to obtain control of us offer an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove the our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Our board of directors is not aware of any attempt, or contemplated attempt, to acquire control of us and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

Stockholders should recognize that, as a result of this proposal, they will own a smaller percentage of shares relative to the total authorized shares of us, than they presently own, and will be diluted as a result of any issuances contemplated by us in the future.

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of common stock which are proposed to be authorized.

The proposed amendment to the Second Amended and Restated Certificate of Incorporation, as amended, to increase the authorized Common Stock is set forth in Annex A.

Vote Required

Approval of the proposal for the amendment to our Second Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock requires the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 350,000,000 TO 400,000,000.

PROPOSAL 3

ADOPTION OF THE SYNERGY PHARMACEUTICALS INC. 2017 EQUITY
INCENTIVE PLAN

We are asking our stockholders to approve our 2007 Equity Incentive Plan (the “Plan”)at the annual meeting.  On April 14, 2017, our Compensation Committee approved the  Plan, subject to stockholder approval.

If approved by stockholders, the Plan will consolidate and replace all of our outstanding equity incentive plans. Specifically, the Plan will succeed our 2008 Equity Compensation Incentive Plan and our 2009 Director Stock Option Plan. We refer to all our outstanding equity incentive plans together as the Prior Plans.

When our stockholders approve the Plan, we will be able to issue approximately an additional 13.2 million shares above the number of shares already subject to outstanding equity awards to employees. We currently have approximately 4.2 million shares available for issuance under the Prior Plans. This means we are asking for approval of 9 million shares over the number of shares we already have available for grant.

The purpose of the Plan is to attract and retain key personnel and to provide a means for directors, officers, managers, employees, consultants and advisors to acquire and maintain an interest in the Company, which interest may be measured by reference to the value of its common stock.

Grants of stock options to our named executive officers and our directors are made from our 2008 Equity Compensation Incentive Plan—referred to in this Proposal as the 2008 Plan. In July 2018, the 2008 Plan will expire and we will not be able to issue equity to our named executive officers or our directors unless our stockholders approve a new stock plan. While we could increase cash compensation if we are unable to grant equity incentives, we anticipate that we will have difficulty attracting, retaining, and motivating our named executive officers and our directors if we are unable to make equity grants to them. Stock options are a more effective executive compensation vehicle than cash at a growth-oriented, entrepreneurial company because they deliver high potential value with a smaller impact on current income and cash flow. Therefore, we are asking our stockholders to approve the Plan.

If approved by the Company’s stockholders, the Plan will be effective as of the date the stockholders approved the Plan. Capitalized terms used but not defined in this proposal shall have the meaning ascribed to them in the Plan document. The following description is qualified in its entirety by reference to the Plan document, a copy of which is attached as Annex B.

Administration

The Company’s Board of Directors or a committee appointed by the Board (the “Committee”) will administer the Plan. The Committee will have the authority, without limitation (i) to designate Participants to receive Awards, (ii) determine the types of Awards to be granted to Participants, (iii) determine the number of shares of common stock to be covered by Awards, (iv) determine the terms and conditions of any Awards granted under the Plan,

(v) determine to what extent and under what circumstances Awards may be settled in cash, shares of common stock, other securities, other Awards or other property, or canceled, forfeited or suspended, (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be made; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of this Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; (x) reprice existing Awards with shareholder approval or to grant Awards in connection with or in consideration of the cancellation of an outstanding Award with a higher price; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan. The Committee will have full discretion to administer and interpret the Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility

Employees, directors, officers, advisors and consultants of the Company or its affiliates are eligible to participate in the Plan and are referred to as “Participants”. The Committee has the sole and complete authority to determine who will be granted an Award under the Plan, however, it may delegate such authority to one or more officers of the Company under the circumstances set forth in the Plan.

Number of Shares Authorized

Up to approximately 13.2 million  shares of common stock may be issued pursuant to awards granted under the  Plan. The maximum number of shares reserved for issuance consists of (i) all of the shares remaining available for issuance under the Prior Plans (including shares subject to issuance under outstanding stock awards previously granted under the Prior Plans), which amount is approximately 4.2 million shares as of April 28, 2017, and (ii) a number of shares, to be determined as of the date this Plan is approved by the stockholders, that when added to the number of shares then remaining available for issuance under the Prior Plans, results in a total share reserve of approximately 13.2 million shares of common stock.

As of April 28, 2017, options to purchase approximately 26.3 million shares of common stock were outstanding under the Prior Plans and approximately 4.2 million shares remained available for future awards under the Prior Plans. Therefore, we are asking for an increase of 9 million new shares to be added to the 2017 Plan.

All shares remaining available for issuance under the Prior Plans on the effective date (that is, the date the stockholders approve the Plan) will become available for issuance under the Plan, and any shares issued upon the exercise of awards outstanding under the Prior Plans will reduce the number of shares available for issuance under the Plan.

If an Award is forfeited, canceled, or if any Option terminates, expires or lapses without being exercised, the Common Stock subject to such Award will again be made available for future grant. However, shares that are used to pay the exercise price of an Option or that are withheld to satisfy the Participant’s tax withholding obligation will not be available for re-grant under the Plan.

If there is any change in the Company’s corporate capitalization or structure, the Committee in its sole discretion may make substitutions or adjustments to the number of shares of common stock reserved for issuance under the Plan, the number of shares covered by Awards then outstanding under the Plan, the limitations on Awards under the Plan, the exercise price of outstanding Options and such other equitable substitution or adjustments as it may determine appropriate.

The Plan will have a term of ten years and no further Awards may be granted under the Plan after that date.

Awards Available for Grant

The Committee may grant Awards of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Stock Bonus Awards, Performance Compensation Awards (including cash bonus awards) or any combination of the foregoing. Notwithstanding, the Committee may not grant to any one person in any one calendar year Awards (i) for more than 50% of the Available Shares in the aggregate or (ii)  payable in cash in an amount exceeding $10,000,000 in the aggregate.

Options

The Committee will be authorized to grant Options to purchase Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Code Section 422 for Incentive Stock Options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Plan will be subject to the terms and conditions established by the Committee. Under the terms of the Plan, unless the Committee determines otherwise in the case of an Option substituted for another Option in connection with a corporate transaction, the exercise price of the Options will not be less than the fair market value (as determined under the Plan) of the shares of common stock on the date of grant. Options granted under the Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. The maximum term of an Option granted under the Plan will be ten years from the date of grant (or five years in the case of an Incentive Stock Option granted to a 10% stockholder). Payment in respect of the exercise of an Option may be made in cash or by check, by surrender of unrestricted shares of Common Stock (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by the Company’s accountants to avoid an additional compensation charge or have been purchased on the open market, or the Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, or by such other method as the Committee may determine to be appropriate.

Stock Appreciation Rights

The Committee will be authorized to award Stock Appreciation Rights (or SARs) under the Plan. SARs will be subject to such terms and conditions as established by the Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. A SAR granted under the Plan may be granted in tandem with an option and SARs may also be awarded to a participant independent of the grant of an Option. SARs granted in connection with an Option shall be subject to terms similar to the Option which corresponds to such SARs. SARs shall be subject to terms established by the Committee and reflected in the award agreement.

Restricted Stock

The Committee will be authorized to award Restricted Stock under the Plan. Unless otherwise provided by the Committee and specified in an award agreement, restrictions on Restricted Stock will lapse after three years of service with the Company. The Committee will determine the terms of such Restricted Stock awards. Restricted Stock are shares of common stock that generally are non-transferable and subject to other restrictions determined by the Committee for a specified period. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock will be forfeited.

Restricted Stock Unit Awards

The Committee will be authorized to award Restricted Stock Unit awards. Unless otherwise provided by the Committee and specified in an award agreement, Restricted Stock Units will vest after three years of service with the Company. The Committee will determine the terms of such Restricted Stock Units. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the Committee.

Stock Bonus Awards

The Committee will be authorized to grant Awards of unrestricted shares of common stock or other Awards denominated in shares of common stock, either alone or in tandem with other Awards, under such terms and conditions as the Committee may determine.

Performance Compensation Awards

The Committee will be authorized to grant any Award under the Plan in the form of a Performance Compensation Award exempt from the requirements of Section 162(m) of the Code by conditioning the vesting of the Award on the attainment of specific performance criteria of the Company and/or one or more Affiliates, divisions or operational units, or any combination thereof, as determined by the Committee. The Committee will select the performance criteria based on one or more of the following factors: (i) revenue; (ii) sales; (iii) profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures); (iv) earnings (EBIT, EBITDA, earnings per share, or other corporate profit measures); (v) net income (before or after taxes, operating income or other income measures); (vi) cash (cash flow, cash generation or other cash measures); (vii) stock price or performance; (viii) total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price); (ix) economic value added; (x) return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales); (xi) market share; (xii) improvements in capital structure; (xiii) expenses (expense management, expense ratio, expense efficiency ratios or other expense measures); (xiv) business expansion or consolidation (acquisitions and divestitures); (xv) internal rate of return or increase in net present value; (xvi) working capital targets relating to inventory and/or accounts receivable; (xvii) inventory management; (xviii) service or product delivery or quality; (xix) customer satisfaction; (xx) employee retention; (xxi) safety standards; (xxii) productivity measures; (xxiii) cost reduction measures; and/or (xxiv) strategic plan development and implementation.

Transferability

Each Award may be exercised during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution. The Committee, however, may permit Awards (other than Incentive Stock Options) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the Participant and his or her family members or anyone else approved by it.

Amendment

The Plan will have a term of ten years. The Company’s board of directors may amend, suspend or terminate the Plan at any time; however, shareholder approval to amend the Plan may be necessary if the law or SEC so requires. No amendment, suspension or termination will materially and adversely affect the rights of any Participant or recipient of any Award without the consent of the Participant or recipient.

Change in Control

Except to the extent otherwise provided in an Award or required by applicable law, in the event of a Change in Control, upon the occurrence of a Change in Control, the Committee is authorized, but not obligated, to make any of the following adjustments (or any combination thereof) in the terms and conditions of outstanding Awards:  (a) continuation or assumption of outstanding Awards by the surviving company; (b) substitution by the surviving company of equity, equity-based and/or cash awards with substantially the same terms for outstanding Awards; (c) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of the Change in Control; (d) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period determined by the Committee and at the end of such period, any unexercised

Awards will terminate; and (e) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, shares or other property) and which value may be zero.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of Awards under the Plan and the disposition of shares acquired pursuant to the exercise of such Awards. This summary is intended to reflect the current provisions of the Code and the regulations thereunder. However, this summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options

There are a number of requirements that must be met for a particular Option to be treated as an Incentive Stock Option. One such requirement is that Common Stock acquired through the exercise of an Incentive Stock Option cannot be disposed of before the later of (i) two years from the date of grant of the Option, or (ii) one year from the date of its exercise. Holders of Incentive Stock Options will generally incur no federal income tax liability at the time of grant or upon exercise of those Options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the Incentive Stock Option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an Incentive Stock Option disposes of those shares, the Participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the Fair Market Value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise Incentive Stock Option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the date of grant value), the portion of the Incentive Stock Option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

No income will be realized by a Participant upon grant of a Non-Qualified Stock Option. Upon the exercise of a Non-Qualified Stock Option, the Participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the Fair Market Value of the underlying exercised shares over the Option Exercise Price paid at the time of exercise. Such income will be subject to income tax withholdings, and the Participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income.

The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock

A Participant will not be subject to tax upon the grant of an Award of Restricted Stock unless the Participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an Award of Restricted Stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the Participant will recognize ordinary compensation income equal to the difference between the Fair Market Value of the shares on that date over the amount the Participant paid for such shares, if any. Such income will be subject to income tax withholdings, and the Participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. If the Participant made an election under Section 83(b) of the Code, the Participant will recognize ordinary compensation income at the time of grant equal to the difference between the Fair Market Value of the shares on the date of grant over the amount the Participant paid for such shares, if any, and any subsequent appreciation in the value of the shares will be treated as a capital gain upon sale of the shares. Special rules apply to the receipt and disposition of Restricted Shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company will be able to deduct, at the same time as it is recognized by the Participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units

A Participant will not be subject to tax upon the grant of a Restricted Stock Unit Award. Rather, upon the delivery of shares or cash pursuant to a Restricted Stock Unit Award, the Participant will recognize ordinary compensation income equal to the Fair Market Value of the number of shares (or the amount of cash) the Participant actually receives with respect to the Award. Such income will be subject to income tax withholdings, and the Participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. The Company will be able to deduct the amount of taxable compensation recognized by the Participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs

No income will be realized by a Participant upon grant of an SAR. Upon the exercise of an SAR, the Participant will recognize ordinary compensation income in an amount equal to the Fair Market Value of the payment received in respect of the SAR. Such income will be subject to income tax withholdings, and the Participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under

Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Stock Bonus Awards

A Participant will recognize ordinary compensation income equal to the difference between the Fair Market Value of the shares on the date the shares of common stock subject to the Award are transferred to the Participant over the amount the Participant paid for such shares, if any, and any subsequent appreciation in the value of the shares will be treated as a capital gain upon sale of the shares. The Company will be able to deduct, at the same time as it is recognized by the Participant, the amount of taxable compensation to the Participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m)

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person paid to its principal executive officer and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its proxy statement/prospectus as a result of their total compensation, subject to certain exceptions. The Plan is intended to satisfy an exception with respect to grants of Options to covered employees. In addition, the Plan is designed to permit certain Awards of Restricted Stock, Restricted Stock Units, cash bonus awards and other Awards to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code.

New Plan Benefits

Future grants under the Plan will be made at the discretion of the Committee and, accordingly, are not yet determinable. In addition, the value of the Awards granted under the Plan will depend on a number of factors, including the Fair Market Value of the shares of common stock on future dates, the exercise decisions made by the Participants and/or the extent to which any applicable performance goals necessary for vesting or payment are achieved. Consequently, it is not possible to determine the benefits that might be received by Participants receiving discretionary grants under, or having their annual bonus paid pursuant to, the Plan.

Interests of Directors or Officers

The Company’s directors may grant Awards under the Plan to themselves as well as to the Company’s officers and other employees, consultants and advisors.

Vote Required

The affirmative vote of a majority of the shares (by voting power) present in person at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting is required to adopt the Synergy Pharmaceuticals Inc. 2017 Equity Incentive Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE SYNERGY PHARMACEUTICALS INC. 2017 EQUITY INCENTIVE PLAN.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING
DECEMBER 31, 2017

The Board has appointed BDO USA, LLP (“BDO”) to serve as our independent registered public accounting firm for the year ending December 31, 2017.  BDO has provided services in connection with the audit of Synergy’s financial statements for the years ended December 31, 2008 through December 31, 2016.

The Audit Committee and the board are requesting, as a matter of policy, that stockholders ratify the selection of BDO. The Audit Committee and the board are not required to take any action as a result of the outcome of the vote on this proposal. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Synergy and its stockholders. If the appointment is not ratified, the Board will consider its options.

A representative of BDO is expected to be present via telephone conference at the Annual Meeting.  He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The aggregate fees billed to the Company by BDO, the Company’s independent registered public accounting firm, for the indicated services for each of the last two fiscal years were as follows:

	2016	2015
Audit fees(1)	$258,450	$256,625
Tax fees(2)	$34,510	$40,460
Total fees	$292,960	$297,005

(1)         Audit fees consist of fees for professional services performed by BDO for the audit and review of our financial statements.

(2)         Tax fees consist of fees for professional services performed by BDO with respect to tax compliance.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm on a case-by-case basis.  Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants.  No non-audit services were performed by our independent registered public accounting firm during the fiscal years ended December 31,

2016 and 2015.  Our Audit Committee pre-approves these services by category and service.  Our Audit Committee has pre-approved all of the services provided by our independent registered public accounting firm.

Vote Required

The affirmative vote of a majority of the shares (by voting power) present in person at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting is required to approve the ratification of the appointment of BDO USA, LLP as Synergy’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee is comprised of three independent directors (as defined under NASDAQ Listing Rule 5605(a)(2)).  The Audit Committee operates under a written charter, which is available on our website at http://www.synergypharma.com under “Investors”.

We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2016.

We have discussed with BDO USA, LLP, the Company’s independent registered public accounting firm, the matters as required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees).

We have received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the PCAOB regarding BDO USA, LLP’s communications with the Audit Committee concerning independence, and have discussed with BDO USA, LLP, their independence from management and the Company.

Based on the review and discussions referred to above, we recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
John Brancaccio, Chairman
Timothy S. Callahan
Melvin K. Spigelman

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of April 28, 2017 by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) our named executive officers and (iv) all directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 2012, New York, NY 10170.

Name of Beneficial Owner	Number of Shares		Percentage(1)
Executive officers and directors:

Gary S. Jacob, Ph.D.	4,021,968	(2)	1.8
Kunwar Shailubhai, Ph.D.	1,529,192	(3)	*
Bernard F. Denoyer	715,843	(4)
Patrick Griffin	708,333	(4)	*
Troy Hamilton	350,000	(4)	*
John Brancaccio	400,368	(5)	*
Thomas Adams	312,876	(4)	*
Melvin K. Spigelman, M.D.	395,410	(4)	*
Alan F. Joslyn	205,816	(4)	*
Richard J. Daly	83,852	(4)	*
Timothy Callahan	90,204	(4)	*
All Officers and Directors as a Group (11 persons)	8,901,879	(6)	3.8
5% or greater holders:

Blackrock, Inc.	15,871,299	(7)	7.1
The Vanguard Group	13,292,206	(8)	5.9
OrbiMed Advisors LLC	18,241,398	(9)	8.1
Paulson & Co. Inc.	24,088,655	(10)	10.7

*less than 1%

(1)         Based on 224,944,941 shares outstanding on April 28, 2017.

(2)         Consists of 396,999 shares of common stock and 3,624,969 shares of common stock issuable upon exercise of stock options.

(3)         Consists of 88,017 shares of common stock and 1,529,192 shares of common stock issuable upon exercise of stock options.

(4)         Consists of shares of common stock issuable upon exercise of stock options.

(5)         Includes 379,924 shares of common stock issuable upon exercise of stock options.

(6)         Includes 8,396,419 shares of common stock issuable upon exercise of stock options.

(7)         Blackrock, Inc. filed a Schedule 13G/A on January 27, 2017 reporting that it had sole dispositive power with respect to an aggregate of 15,871,299 shares in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act. BlackRock’s address is 55 East 52nd Street, New York, New York 10055.

(8)         The Vanguard Group filed a Schedule 13G/A on February 10, 2017 reporting that it had dispositive power with respect to an aggregate of 13,292,206 shares in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act. The Vanguard Group’s address is P.O. Box 2600, V26, Valley Forge, Pennsylvania 19482-2600.

(9)         OrbiMed Advisors LLC and OrbiMed Capital LLC filed a Schedule 13G/A on February 13, 2017 reporting that it had dispositive power with respect to an aggregate of 18,241,398 shares in their capacity as investment advisors in accordance with Rule 13d-1(b)(1)(ii)(E) under the Exchange Act. OrbiMed Advisors LLC and OrbiMed Capital LLC’s address is 601 Lexington Ave., 54th Floor, New York, New York 10022.

(10)  Paulson & Co. Inc. (“Paulson”), filed a Schedule 13G/A on February 14, 2017 reporting that it had sole dispositive power with respect to an aggregate of 24,088,655 shares in its role as investment adviser, or manager to on share or off share investment funds and separate managed accounts (such investment funds and accounts, the “Funds”).  All securities reported in the Schedule 13G/A are owned by the Funds.  Paulson disclaims beneficial ownership of such securities.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting and investment power with respect to securities. Beneficial ownership determined in this manner may not constitute ownership of such securities for other purposes or indicate that such person has an economic interest in such securities.

Executive Officers

The names of our executive officers and their ages as of April 28, 2017, positions, and biographies are set forth below.  Dr. Jacob’s background is discussed under the section “Information with Respect to Director Nominees”.

Name	Age	Position

Gary S. Jacob	70	Chairman, President, Chief Executive Officer
Kunwar Shailubhai	59	Chief Scientific Officer
Gary G. Gemignani	51	Executive Vice President and Chief Financial Officer
Bernard F. Denoyer	69	Senior Vice President, Finance, Secretary
Patrick Griffin	61	Executive Vice President and Chief Medical Officer
Troy Hamilton	45	Executive Vice President and Chief Commercial Officer
Marino Garcia	50	Executive Vice President and Chief Strategy Officer

Kunwar Shailubhai, Ph.D., M.B.A., has served as our Chief Scientific Officer since July 2008. From March 2004 until July 2008 he served as Senior Vice President, Drug Discovery, of Synergy which at that time was a subsidiary of Callisto Pharmaceuticals, Inc. (“Synergy DE”). From May 2003 until March 2004, Dr. Shailubhai served as Executive Vice President, Research and Development of Synergy DE. From 2001 to April 2003, Dr. Shailubhai held the position of Vice President, Drug Discovery at Synergy DE where he was chiefly responsible for the preclinical development of our GC-C agonist program for drugs to treat colon cancer and GI inflammation. Between 1993 and 2000, he was with Monsanto Company, serving as Group Leader of the cancer chemoprevention group. Dr. Shailubhai previously served as a Senior Staff Fellow at the National Institutes of Health, and as an Assistant Professor at the University of Maryland. Dr. Shailubhai received his Ph.D. in microbiology in 1984 from the University of Baroda, India, and his M.B.A. in 2001 from the University of Missouri, St. Louis.

Gary G. Gemignani, has served as our Executive Vice President and Chief Financial Officer since April 2017, From 2014 until 2016, Mr. Gemignani was Chief Financial Officer of Biodel, Inc. and assumed the role of interim Chief Executive Officer in January 2016 until November 2016. From 2013 to 2014, Mr. Gemignani was a consultant to TNI Biotechnology. From 2011 to 2013, Mr. Gemignani was Executive Vice President and Chief Financial Officer of Champions Oncology, Inc. From 2010 to 2011, Mr. Gemignani was Executive Vice President, Chief Operating Officer and Chief Financial Officer of Coronado Biosciences, Inc. and from 2006 to 2010, Mr. Gemignani was Executive Vice President and Chief Financial Officer of Gentium S.p.A.

Bernard F. Denoyer, C.P.A., M.B.A., has served as our Senior Vice President, Finance and Secretary since July 2008. From December 2007 until January 2013, Mr. Denoyer served as Senior Vice President, Finance and Secretary of Callisto Pharmaceuticals, Inc.and from January 2004 to November 2007 Mr. Denoyer served as Callisto’s Vice President, Finance and Secretary. From October 2000 to December 2003, Mr. Denoyer was an independent consultant providing interim CFO and other services to emerging technology companies, including Callisto and certain portfolio companies of Marsh & McLennan Capital, LLC. From October 1994 until September 2000, Mr. Denoyer served as Chief Financial Officer and Senior Vice President at META Group, Inc., a public information technology research company, where he was instrumental in their 1995 IPO. From 1990 to 1993 he served as Vice President, Finance of Environetics, Inc., a pharmaceutical water diagnostic test business, acquired by IDEXX Laboratories, Inc. Mr. Denoyer received his bachelor’s degree in Economics from Fairfield University, his M.B.A. in Finance from Columbia Business School and earned his CPA while with Ernst & Young.

Patrick H. Griffin, M.D. FACP. Dr. Griffin has served as our Executive Vice President and Chief Medical Officer since January 19, 2015, prior to which he served as our Senior Vice President and Chief Medical Officer since joining on May 23, 2013. From March 2012 until April 2013 Dr Griffin served as Associate Vice President Clinical Development and Head of External Innovation. From January 2010 to Feb 2012 Dr. Griffin served as Chief Medical Officer and Senior Vice President Development at Immusant, Inc. He is a board-certified physician in both internal medicine and gastroenterology, and is a Fellow of the American College of Physicians. He received his medical degree from Columbia University, completing a residency in internal medicine at Presbyterian Hospital in New York, and a fellowship in gastroenterology at Brigham and Women’s Hospital in Boston. Following his residency and fellowship, Dr. Griffin joined the medical faculty of Columbia College of Physicians and Surgeons, where he held a number of academic, clinical research, teaching and management positions, as well as a solo private practice in New York.

Troy Hamilton, PharmD, M.B.A. Dr. Hamilton has served as our Executive Vice President, Chief Commercial Officer since February 2016 and as our Senior Vice President, Chief Commercial Officer from July 2015 to February 2016. Dr. Hamilton has over 20 years of experience in the pharmaceutical industry, with an emphasis on general management, P&L responsibility, commercialization, partnerships, acquisitions, and global product launches in the gastroenterology and primary care markets. Prior to joining Synergy, Dr. Hamilton held multiple commercial leadership roles over a nine year period at Shire Pharmaceuticals. Most recently, he was Vice President, Product Strategy and Commercial Lead for Shire’s Gastrointestinal (GI) Business Unit. Prior to this, he served as Vice President of GI International Marketing as part of a two year international assignment based in Belgium, and as General Manager for the Inflammatory Bowel Disease franchise globally. Dr. Hamilton joined Shire in 2006 as the Head of US Marketing, leading the successful launch of Lialda® and continued commercialization of Pentasa®. Previously, he spent 10 years at Johnson & Johnson’s Janssen Pharmaceuticals and McNeil Specialty Products in a number of in-house and field-based leadership roles within GI/primary care brand management, strategic planning, new product development, and medical services. Dr. Hamilton holds a BS in Pharmacy and PharmD from the University of the Sciences in Philadelphia and an MBA from St. Joseph’s University.

Marino Garcia, M.B.A.  Mr. Garcia has served as our Executive Vice President and Chief Strategy Officer since March 2016 and as our Senior Vice President — Corporate Development from March 2014 to March 2016.  Mr. Garcia has over 20 years of experience in various commercial, new product planning and business development roles.   Prior to joining Synergy, Mr. Garcia served as Vice President of Global Business Development at Aptalis Pharma, a privately held specialty company focused on the gastrointestinal and cystic fibrosis markets which was acquired by Forest Labs in early 2014.  From 2006 to 2010, Mr. Garcia served as Vice President of US Commercial Operations and New Product Development at Aspreva Pharmaceuticals, which was acquired by Zurich-based Vifor Pharmaceuticals.  Earlier in his career, Mr. Garcia served in various U.S. and international leadership roles of increasing responsibility in companies like Eli Lilly & Co and Pfizer.   Mr. Garcia received a Bachelor’s Degree in Business Administration from Concordia University in Montreal, Quebec, and an M.B.A. from the Richard Ivey School of Business at Western University in London, Ontario.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based on a review of the copies of such forms received, we believe that during 2016, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation Committee Report

The following Compensation Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings.

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management.  Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors that the following Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee
Thomas Adams, Chairman
John Brancaccio
Melvin K. Spigelman
Richard J. Daly

Compensation Discussion and Analysis

Overview

We compete with many other biotechnology companies in seeking to attract and retain a skilled work force. To meet this challenge, we have developed our compensation structure to enable our management to make decisions regarding our compensation programs, to manage these programs, and to effectively communicate the goals of these programs to our employees and stockholders. Our compensation philosophy is to offer our employees compensation and benefits that are competitive and that meet our goals of attracting, retaining and motivating highly skilled employees so that we can achieve our financial and strategic objectives. Utilizing this philosophy, our compensation programs are designed to:

•                  be “market-based” and reflect the competitive environment for personnel;

•                  stress our “pay for performance” approach to managing pay levels;

•                  share risks and rewards with employees at all levels;

•                  be affordable, within the context of our operating expense model;

•                  align the interests of our employees with those of our stockholders;

•                  reflect our values; and

•                  be fairly and equitably administered.

In addition, as we administer our compensation programs, we plan to:

•                  evolve and modify our programs to reflect the competitive environment and our changing business needs;

•                  focus on simplicity, flexibility and choice wherever possible;

•                  openly communicate the details of our programs with our employees and managers to ensure that our programs and their goals are understood; and

•                  provide our managers and employees with the tools they need to administer our compensation programs.

Elements of Our Compensation Program

As a total rewards package, we design our compensation program to enable us to attract and retain talented personnel. The individual elements of our compensation program serve to satisfy this larger goal in specific ways as described below.

We design base pay to provide the essential reward for an employee’s work, and are required to be competitive in attracting talent. Once base pay levels are initially determined, increases in base pay are provided to recognize an employee’s specific performance achievements. Consistent with our compensation philosophy, we implement a “pay for performance” approach that provides higher levels of compensation to individual employees whose results merit greater rewards. Our managers typically make performance assessments throughout the year, and provide ongoing feedback to employees, provide resources and maximize individual and team performance levels.

We design equity-based compensation, including stock options, to ensure that we have the ability to retain talent over a longer period of time, and to provide optionees with a form of reward that aligns their interests with those of our stockholders. We also utilize various forms of variable compensation, including cash bonuses that allow us to remain competitive with other companies while providing upside potential to those employees who achieve outstanding results. Core benefits, such as our basic health benefits, are designed to provide a stable array of support to employees and their families.

The four key elements of our compensation structure are:

•                  base pay;

•                  variable pay;

•                  equity-based pay; and

•                  benefits.

Consistent with our compensation philosophy, we have structured each element of our rewards package as follows:

Base Pay

We create a set of base pay structures that are both affordable and competitive in relation to the market. We continuously monitor base pay levels within the market and make adjustments to our structures as needed. In general, an employee’s base pay level should reflect the employee’s overall sustained performance level and contribution to our company over time. We seek to structure the base pay for our top performers to be aggressive in relation to the market.

The personnel involved in this process include all of the present top management positions within Synergy—Dr. Gary S. Jacob, CEO and Chairman, effective October 1st, 2013 through today; Senior Vice President of Finance, Mr. Bernard Denoyer; and Chief Scientific Officer, Dr. Kunwar Shailubhai.

In setting 2016 base pay for our named executive officers, the Compensation Committee had available a compensation assessment prepared by Radford, a unit of Aon Hewitt in March, 2016 (the “Radford March 2016 Study”). The competitive market data was obtained from the SEC filings of a peer group comprised of the 19 publicly-traded companies listed below, with a focus on companies in the life sciences industry with an emphasis on biotechnology, had fewer than 500 employees, had revenues of less than $150 million and had a market capitalization of less than $1.5 billion as of January 2016. The following were identified as comparable peer companies for the Radford March 2016 Study:

Amarin Corporation	Amicus Therapeutics, Inc.	Concept Therapeutics, Inc.	Enanta Pharmaceuticals, Inc.
Exelixis, Inc.	Heron Therapeutics, Inc.	Ironwood Pharmaceuticals, Inc.	Keryx Biopharmaceuticals, Inc.
MannKind Corporation	Momenta Pharmaceuticals, Inc.	Orexigen Therapeutics, Inc.	Osiris Therapeutics, Inc.
Puma Biotechnology, Inc.	Relypsa, Inc.	Sarepta Therapeutics, Inc.	Sucampo Pharmaceuticals, Inc.
Tesaro, Inc.	Xenoport, Inc.

The Compensation Committee considers compensation data from the peer companies to the extent the executive positions at these companies are considered comparable to Synergy positions and informative of the competitive environment. Compensation data for the peer group were collected from available proxy-disclosed data. This information was gathered and analyzed for the 25th, 50th and 75th percentiles for annual base salary, short-term incentive pay elements and long-term incentive pay elements.

Based on data from this report, the Compensation Committee was able to compare the overall compensation for the top management positions described above. This included the following compensation variables: 1) Base Salary 2) Target Incentive (% of Salary or consulting fee), 3) Target Incentive ($), 4) Total Cash Compensation, 5) Long-term Incentives, and 6) Total Direct Compensation. The Compensation Committee chose to use the aggregate of the compensation variables for each management position that the comparative analysis was performed on. Using the data from the independent Executive Compensation Assessment report that covered the compensation variables, our Compensation Committee was able to compare those data with the overall compensation for our members of top management. This included separate analyses for: Chairman and CEO, Senior VP of Finance, Chief Scientific Officer, Chief Medical Officer and Chief Commercial Officer, respectively. The analyses were guided by the principle that the Compensation Committee would position our compensation levels to be at or below the 50th percentile relative to the compensation levels in the “peer group”. Analyses showed this to be the case for all five members of the management team.

All of our named executive officers were found to have overall compensation levels below those of the peer group.

Variable Pay

We design our variable pay programs to be both affordable and competitive in relation to the market. We monitor the market and adjust our variable pay programs as needed. Our variable pay programs, such as our bonus program, are designed to motivate employees to achieve overall goals. Our programs are designed to avoid entitlements, to align actual payouts with the actual results achieved and to be easy to understand and administer.

Equity-Based Rewards

We design our equity programs to be both affordable and competitive in relation to the market. We monitor the market and applicable accounting, corporate, securities and tax laws and regulations and adjust our equity programs as needed. Stock options and other forms of equity compensation are designed to reflect and reward a high level of sustained individual performance over time. We design our equity programs to align employees’ interests with those of our stockholders.

Benefits Programs

We design our benefits programs to be both affordable and competitive in relation to the market while conforming with local laws and practices. We monitor the market, local laws and practices and adjust our benefits programs as needed. We design our benefits programs to provide an element of core benefits, and to the extent possible, offer options for additional benefits, be tax-effective for employees in each country and balance costs and cost sharing between us and our employees.

Our stock options typically have annual vesting over a three-year period and a term of ten years, in order to encourage a long-term perspective and to encourage key employees to remain with us. We also use performance based vesting in our option grants. Generally, vesting and exercise rights cease upon termination of employment. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Timing of Equity Awards

Only the Compensation Committee may approve stock option grants to our executive officers. Stock options are generally granted at predetermined meetings of the Compensation Committee. On limited occasions, grants may occur upon unanimous written consent of the Compensation Committee, which occurs primarily for the purpose of approving a compensation package for newly hired or promoted executive. The exercise price of a newly granted option is the closing price of our common stock on the date of grant.

Executive Equity Ownership

We encourage our executives to hold a significant equity interest in our company. However, we do not have specific share retention and ownership guidelines for our executives.

Performance-Based Compensation and Financial Restatement

We have not considered or implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executives and other employees where such payments were predicated upon the achievement of certain financial results that were subsequently the subject of a financial restatement.

Severance and Change in Control Arrangements

Several of our executives have employment and other agreements which provide for severance payment arrangements and/or acceleration of stock option vesting that would be triggered by an acquisition or other change in control of our company. See “—Employment Agreements Control Arrangements” below for a description of the severance and change in control arrangements for our named executive officers.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives.

Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to our chief executive officer and each of our next four most highly compensated executive officers, unless certain specific and detailed criteria are satisfied.

Performance-based compensation, as defined in the Internal Revenue Code, is fully deductible if the programs are approved by stockholders and meet other requirements. We believe that grants of equity awards under our existing stock plans qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to receive a federal income tax deduction in connection with such awards. In general, we have determined that we will not seek to limit executive compensation so that it is deductible under Section 162(m). However, from time to time, we monitor whether it might be in our interests to structure our compensation programs to satisfy the requirements of Section 162(m). We seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and therefore our compensation committee has not adopted a policy requiring all compensation to be deductible. Our compensation committee will continue to assess the impact of Section 162(m) on our compensation practices and determine what further action, if any, is appropriate.

Role of Executives in Executive Compensation Decisions

Our board of directors and our Compensation Committee generally seek input from our Chairman and Chief Executive Officer, Gary S. Jacob, when discussing the performance of, and compensation levels for executives other than himself. The Compensation Committee also works with Dr. Jacob and our Senior Vice President of Finance evaluating the financial, accounting, tax and retention implications of our various compensation programs. Neither Dr. Jacob nor any of our other executives participates in deliberations relating to his or her compensation.

Chief Executive Officer Compensation for Fiscal Year 2016

On December 29, 2016, Dr. Gary Jacob, Chief Executive Officer and President entered into a fifth amended and restated employment agreement with us. The base salary for Dr. Jacob is $556,200, and the term of this agreement began on January 1, 2013 and ends on December 31, 2019.  Dr. Jacob is eligible to receive a cash bonus of up to 50% of his base salary per year based on meeting certain performance objectives and bonus criteria. Dr. Jacob is also eligible to receive a realization bonus in the event that we enter into an out-license agreement for our technology or enter into a joint venture in which we contribute such rights to the joint venture where the enterprise value equals or exceeds a minimum of $250 million in the term of the agreement or the license fees we contract to receive equals or exceeds $50 million. The realization bonus will be equal to the enterprise value in the case of a joint venture or the sum of the license fees actually received in the case of an out license, multiplied by 0.5%. In addition, in the event we engage in a merger transaction or a sale of substantially all of our assets where (i) our enterprise value at the time of the merger or sale equals or exceed $400 million and our stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger or (ii) our enterprise value at the time of the merger or sale or 12 months after the merger or sale equals or exceed $250 million and our stockholders prior to consummation of the merger or sale beneficially own 20% or more of the stock of the surviving entity after consummation of the merge, Dr. Jacob shall receive a bonus in an amount determined by multiplying the enterprise value by 2.5%. In addition, in the event we engage in a merger transaction or a sale of substantially all of our assets where our enterprise value at the time of the merger or sale equals or exceed (i)  $1 billion and its stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger, Dr. Jacob shall receive a bonus in an amount determined by multiplying the enterprise value by 3.5% or (ii)  $2 billion and its stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger, Dr. Jacob shall receive a bonus in an amount determined by multiplying the enterprise value by 4.5%.

The Compensation Committee believes that Dr. Jacob’s employment agreement incentivizes Dr. Jacob to the maximum extent possible to obtain the highest price possible for shareholders in the event of a sale or merger of our company.

2016 Bonus

On December 13, 2016, the Compensation Committee approved a bonus of $305,910 for Dr. Jacob, which was 57% of such individual’s base compensation for 2016. The Compensation Committee reviewed the following factors, among other things, in determining the amount of the bonus awarded to Dr. Jacob.

R&D and Regulatory Filings

•                  File CIC New Drug Application in early 2016

•                  File IBS-C New Drug Application by end of 2016

•                  Continue development efforts for dolcanatide in UC

Plecanatide Launch Readiness

•                  Ensure Quality Product is available for Launch and Supply

•                  Execute pre-launch Medical Affairs and Commercial Activities

•                  Develop Strategic and Tactical Commercial Plan

Finance and Business Development

•                  Develop and Implement Funding Strategy

•                  Best Efforts on Business Development

Dr. Jacob’s employment agreement allows for an annual bonus equal to 50% of his base compensation. The Compensation Committee believed that Dr. Jacob did an outstanding job during 2016 in a challenging environment.

In making its determination as to whether Dr. Jacob achieved his performance objectives for awarding 2016 bonus, the Compensation Committee looked at the above-mentioned performance objectives in totality and what the achievement of those performance objectives meant to us and our business. The Compensation Committee did not assign actual levels of achievement to each objective.

2017 Bonus Criteria

The bonus criteria for 2017 includes, among other things:

Plecanatide Launch

Finance and Business Development

•                  Develop and Implement Funding Strategy

•                  Best Efforts on Business Development

Compensation Risk Management

We have considered the risk associated with our compensation policies and practices for all employees, and we believe we have designed our compensation policies and practices in a manner that does not create incentives that could lead to excessive risk taking that would have a material adverse effect on us.

Compensation Summary

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Chief Executive Officer, Principal Financial Officer and three other highest paid executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the “named executive officers”) for fiscal year 2016.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Total ($)
Gary S. Jacob Ph.D.	2016	538,100	305,910	1,706,170	$2,550,180
Chairman and CEO	2015	500,000	300,000	3,411,678	4,211,678
	2014	500,000	250,000	2,332,879	3,082,879

Bernard F. Denoyer	2016	244,940	86.250	263,841	595,031
Senior Vice President, Finance	2015	236,210	72,000	764,250	1,076,250
	2014	219,000	57,000	431,435	707,435

Kunwar Shailubhai, Ph.D.	2015	371,250	153,038	527,682	1,051,570
Chief Science Officer	2015	306,000	118,800	1,159,744	1,584,544
	2014	300,000	92,000	885,275	1,277,275

Patrick Griffin, M.D.	2016	415,000	192,650	527,682	1,135,332
Chief Medical Officer	2015	368,333	144,800	682,618	1,195,751
	2014	340,883	104,500	521,960	967,293

Troy Hamilton(2)	2016	390,000	177,500	527,682	1,095,182
Chief Commercial Officer	2015	168,372	75,830	1,118,722	1,362,924

(1)         Amounts represent the aggregate grant date fair value in accordance with FASB ASC Topic 718, using the Black-Scholes valuation model.

(2)         Mr. Hamilton was appointed Chief Commercial Officer May 29, 2015.

2016 Grants of Plan-Based Awards

The following table sets forth information regarding stock option awards to our named executive officers under our stock option plans during the fiscal year ended December 31, 2016:

Name	Grant Date	Number of Securities Underlying Stock Options	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value(1)
Gary Jacob	6/24/16	970,000	$3.67	$1,706,170
Bernard Denoyer	6/24/16	150,000	$3.67	$263,841
Kunwar Shailubhai	6/24/16	300,000	$3.67	$527,682
Patrick Griffin	6/24/16	300,000	$3.67	$527,682
Troy Hamilton	6/24/16	300,000	$3.67	$527,682

(1) Amounts represent the aggregate grant date fair value in accordance with FASB ASC Topic 718, using the Black-Scholes valuation model.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table sets forth information for the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options and restricted stock, as well as the exercise prices and expiration dates thereof, as of December 31, 2016.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price Range	Option Expiration Dates	Number of Shares or Units of Restricted Stock That Have Vested(6)
Gary Jacob(1)	3,242,116	2,836,667	$0.50 - $7.91	2/16/17 – 6/24/26	187,470
BernardDenoyer(2)	654,336	363,667	$0.50 - $7.91	4/12/17 – 6/24/26	—
Kunwar Shailubhai(3)	1,418,346	816,668	$0.50 - $7.91	4/12/17 – 6/24/26	62,441
Patrick Griffin(4)	574,999	475,001	$2.98 - $7.91	5/24/23 – 6/24/26	—
Troy Hamilton(5)	125,000	550,000	$3.67 - $4.33	5/29/2025 – 6/24/26	—

(1)                                 The unexercisable options of 900,000 vest upon change of control, 100,000 options vest one third on June 10, 2017; and 1,000,000 options vest 333,334 on December 6, 2017;and 300,000 vest one third on July 23, 2017 and 2018; and 500,000 of which 166,666 vests on September 29, 2017 and 166,667 vest on September 29, 2018;and 970,000 options vest 323,333 on June 24, 2017 and 2018 and 323,334 vest on June 24, 2019.

(2)                                 The unexercisable options of 20,000 vest upon change of control, 75,000 options vest one third on June 10, 2017; and156,000 vest one third on December 6, 2017; and 75,000 vest one third on July 24, 2017 and 2018; and 100,000 options of which 33,333 vests on September 29, 2017 and 33,334 vest on September 29, 2018; and150,000 options vest 50,000 on June 24, 2017, 2018 and 2019, respectively.

(3)                                 The unexercisable options of 150,000 vest upon change of control; and 100,000 options vest one third on June 10, 2017; and 400,000 options vest 133,334 on December 31, 2017; and 50,000 options vest 16,667 on June 24, 2017 and 16,666 on July 24, 2018; and 250,000 options of which 83,333 vests on September 29, 2017 and 83,334 vest on September 29, 2018; and 300,000 options vesting one third on June 24, 2017, 2018 and 2019, respectively.

(4)                                 The unexercisable options of 100,000 options vest 33,334  on June 10,2017; and 175,000 options vest 58,334 on December 6, 2017;and 125,000 options vest 41,667  on July 24, 2017 and 41,666 vest on July 24, 2018; and 300,000 options vesting one third on June 24, 2017, 2018 and 2019, respectively.

(5)                                 The unexercisable options of 375,000 vest one third on May 29, 2017 and 2018, respectively; and 300,000 options vesting one third on June 24, 2017, 2018 and 2019, respectively.

(6)                                 The restricted stock awards vested fully on July 3, 2010.

2016 Option Exercises And Stock Vested

There were no exercises of stock options by any of our named executive officers during 2016.

Equity Compensation Plan

Our 2008 Equity Compensation Incentive Plan, (“Prior Plan”), was last approved by our shareholders on July 9, 2008, as amended on November 12, 2012 and June 8, 2015.  The purpose of the Prior Plan is to provide a share-related mechanism to attract, retain and motivate qualified executives (including directors), employees and consultants of the company, each referred to herein as a “Participant,” to incentivize such individuals to contribute toward the long-term goals of the company, and to encourage such individuals to acquire shares of the company as long-term investments. The Prior Plan is administered by a committee which shall, from time to time and in its sole discretion, determine those executives, employees and consultants of the company, if any, to whom options are to be granted. Presently, such committee is comprised of the members of the Compensation Committee.

As of April 28, 2017, a total of 25,794,278 options have been granted and remain outstanding under the Prior Plan and a total of 4,205,722 options remain available for grant under the Prior Plan.

Our Board of Directors approved the Prior Plan to provide for the granting of either “incentive stock options” or “non-qualified stock options.” The Prior Plan does not pose a limit or restriction on the number of shares, which our Compensation Committee may grant as either incentive or non-qualified stock options. Under present law, however, incentive stock options may only be granted to employees. The granting of incentive stock options allows us to reward key employees for their contribution to our growth and to the appreciation in stockholder value. In not restricting the number of available shares for either incentive or non-qualified stock options, our Compensation Committee will have greater flexibility in determining the type of options that may be granted.

Our Board of Directors approved the Prior Plan to also provide for the granting of restricted stock to eligible participants in addition to, or in lieu of, stock options. The Board of Directors believes that it is prudent to have the flexibility to grant a variety of stock-based awards to eligible grantees, in order to accomplish Synergy’s goal of giving the necessary incentive to our employees, officers, directors and consultants.

Under the Prior Plan, our Compensation Committee has the authority to determine when options will vest and when options may be exercised, subject to applicable law. This provides our Compensation Committee the flexibility necessary to determine the terms and conditions of options that are to be granted. By giving the Compensation Committee the discretion to decide the vesting and exercise periods, our Compensation Committee may tailor option grants to individual grantees, taking into account our performance and the particular contributions made by the grantee.

Optionees receive the right to purchase a specified number of shares of our Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. We may grant options at an exercise price less than, equal to or greater than the fair market value of our Common Stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”) may not be granted at an exercise price less than the fair market value of the common stock on the date of grant or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of our voting power. The Prior Plan permits our Compensation

Committee to determine how optionees may pay the exercise price of their options, including by cash or check, or a cash equivalent acceptable to our Compensation Committee.

Our Board of Directors has the authority to adopt, amend and repeal the rules, guidelines and practices of the Prior Plan and to interpret its provisions. Subject to any applicable limitations contained in the Prior Plan, our Board of Directors or any committee, member of the Board of Directors or executive officer to whom our Board of Directors delegates authority, as the case may be, selects the recipients of awards and determines:

•                  The number of shares of Common Stock covered by options and the dates upon which such options become exercisable;

•                  The exercise price of options;

•                  The duration of options; and

•                  The number of shares of Synergy Common Stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including the conditions for repurchase, issue price and repurchase price.

Employment Agreements and Change in Control Agreements

Gary S. Jacob, Ph.D.

On December 29, 2016, Dr. Gary Jacob, Chief Executive Officer and President entered into a fifth amended and restated employment agreement with us. The base salary for Dr. Jacob is $556,200, and the term of this agreement began on January 1, 2013 and ends on December 31, 2019.  Dr. Jacob is eligible to receive a cash bonus of up to 50% of his base salary per year based on meeting certain performance objectives and bonus criteria. Dr. Jacob is also eligible to receive a realization bonus in the event that we enter into an out-license agreement for our technology or enter into a joint venture in which we contribute such rights to the joint venture where the enterprise value equals or exceeds a minimum of $250 million in the term of the agreement or the license fees we contract to receive equals or exceeds $50 million. The realization bonus will be equal to the enterprise value in the case of a joint venture or the sum of the license fees actually received in the case of an out license, multiplied by 0.5%. In addition, in the event we engage in a merger transaction or a sale of substantially all of our assets where (i) our enterprise value at the time of the merger or sale equals or exceed $400 million and our stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger or (ii) our enterprise value at the time of the merger or sale or 12 months after the merger or sale equals or exceed $250 million and our stockholders prior to consummation of the merger or sale beneficially own 20% or more of the stock of the surviving entity after consummation of the merge, Dr. Jacob shall receive a bonus in an amount determined by multiplying the enterprise value by 2.5%. In addition, in the event we engage in a merger transaction or a sale of substantially all of our assets where our enterprise value at the time of the merger or sale equals or exceed (i)  $1 billion and its stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger, Dr. Jacob shall receive a bonus in an amount determined by multiplying the enterprise value by 3.5% or (ii)  $2 billion and its stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger, Dr. Jacob shall receive a bonus in an amount determined by multiplying the enterprise value by 4.5%.

If the employment agreement is terminated by us other than for cause or as a result of Dr. Jacob’s death or permanent disability or if Dr. Jacob terminates his employment for good reason which includes a change of control, Dr. Jacob shall receive (i) a severance payment equal to the higher of the aggregate amount of the Executive’s Base Salary for the then remaining term of the agreement or twelve times the average monthly base salary paid or accrued during the three full calendar months preceding the termination, (ii) expense compensation in an amount equal to twelve times the sum of his average base salary during the three full months preceding the termination, (iii) immediate vesting of all unvested stock options and the extension of the exercise period of such options to the earlier of the longest period permitted by our stock option plans or ten years following the termination date, (iv) payment in respect of compensation earned but not yet paid and (v) payment of the cost of medical insurance for a period of twelve months following termination.

Bernard F. Denoyer

On January 20, 2011, Bernard F. Denoyer entered into an executive employment agreement with us in which he agreed to serve as Senior Vice President, Finance. The term of the agreement was effective as of January 20, 2011, continues until January 20, 2012 and is automatically renewed for successive one year periods at the end of each term. Mr. Denoyer’s base salary is $250,000 effective January 1, 2016. He is eligible to receive a cash bonus of up to 30% of his base salary per year at the discretion of the Compensation Committee of the Board of Directors. If the employment agreement is terminated by Synergy other than for cause or as a result of Mr. Denoyer’s death or permanent disability or if Mr. Denoyer terminates his employment for good reason which includes a change of control, Mr. Denoyer shall receive (i) a severance payment equal to the higher of the aggregate amount of his base salary for the then remaining term of the agreement or twelve times the average monthly base salary paid or accrued during the three full calendar months preceding the termination, (ii) immediate vesting of all unvested stock options and the extension of the exercise period of such options to the earlier of the longest period permitted by our stock option plans or ten years following the termination date, (iii) payment in respect of compensation earned but not yet paid and (iv) payment of the cost of medical insurance for a period of twelve months following termination.

On January 18, 2017,  we entered into an amendment to the employment agreement with Mr. Denoyer pursuant to which, among other things, provides that if Mr. Denoyer’s employment is terminated by the Company other than for cause or as a result of Mr. Denoyer’s death or disability or if Mr. Denoyer terminates his employment for good reason and such termination occurs within one year following a change of control, Mr. Denoyer shall receive a payment equal to his target bonus for the year in which the termination occurs, on a pro-rated basis.

Kunwar Shailubhai

On January 8, 2015, Kunwar Shailubhai entered into a third amended and restated employment agreement with us, which amended his previous agreement, dated April 6, 2004, as amended and restated on June 25, 2012 and March 31, 2014. The term of the agreement continues until June 25, 2016 and is automatically renewed for successive one year periods at the end of each term. Dr. Shailubhai’s base salary is $397,500 effective January 1, 2016. He is eligible to receive a cash bonus of up to 35% of his base salary per year at the discretion of the Compensation Committee of the Board of Directors. Dr. Shailubhai is also eligible to receive a realization bonus in the event that we enter into an out-license agreement for our technology or enter into a joint venture in which we contribute such rights to the joint venture where the enterprise value equals or exceeds a minimum of $250 million during the term of the agreement or the license fees we contract to receive equals or exceeds $50 million. The realization bonus will be equal to the enterprise value in the case of a joint venture or financing or the sum of the license fees actually received multiplied by 0.2%. In addition, in the event we engage in a merger transaction or a sale of substantially all of our assets where (i) our enterprise value at the time of the merger or sale equals or exceed $400 million and our stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger or (ii) our enterprise value at the time of the merger or sale or 12 months after the merger or sale equals or exceed $250 million and our stockholders prior to consummation of the merger or sale beneficially own 20% or more of the stock of the surviving entity after consummation of the merger, Dr. Shailubhai shall receive a bonus in an amount determined by multiplying the enterprise value by 1.0%. In addition, in the event we engage in a merger transaction or a sale of substantially all of our assets where (i) our enterprise value at the time of the merger or sale equals or exceed $1 billion and its stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger, Dr. Shailubhai shall receive a bonus in an amount determined by multiplying the enterprise value by 1.17%.

If the employment agreement is terminated by Synergy other than for cause or as a result of Dr. Shailubhai’s death or permanent disability or if Dr. Shailubhai terminates his employment for good reason which includes a change of control, Dr. Shailubhai shall receive (i) a severance payment equal to the higher of the aggregate amount of his base salary for the then remaining term of the agreement or twelve times the average monthly base salary paid or accrued during the three full calendar months preceding the termination, (ii) immediate vesting of all unvested stock options and the extension of the exercise period of such options to the earlier of the longest period permitted by our stock option plans or ten years following the termination date, (iii) payment in respect of compensation earned but not yet paid and (iv) payment of the cost of medical insurance for a period of twelve months following termination.

On January 18, 2016,  we entered into an amendment to the employment agreement with Dr. Shailubhai pursuant to which, among other things, provides that if Dr. Shailubhai’s employment is terminated by the Company other than for cause or as a result of Dr. Shailubhai’s death or disability or if Dr. Shailubhai terminates his employment for good reason and such termination occurs within one year following a change of control, Dr. Shailubhai shall receive a payment equal to his target bonus for the year in which the termination occurs, on a pro-rated basis.

Patrick H. Griffin

On July 12, 2013, Patrick H. Griffin entered into an amended and restated executive employment agreement with us in which he agreed to serve as Chief Medical Officer. The term of the agreement was effective as of May 27, 2013, continues until May 27, 2014 and is automatically renewed for successive one year periods at the end of each term. Dr. Griffin’s base salary is $415,000 effective January 1, 2016. He is eligible to receive a cash bonus of up to 40% of his base salary per year at the discretion of the Compensation Committee of the Board of Directors. If the employment agreement is terminated by Synergy other than for cause or as a result of Dr. Griffin’s death or permanent disability or if Dr. Griffin terminates his employment for good reason which includes a change of control, Dr. Griffin shall receive (i) a severance payment equal to the higher of the aggregate amount of his base salary for the then remaining term of the agreement or twelve times the average monthly base salary paid or accrued during the three full calendar months preceding the termination, (ii) immediate vesting of all unvested stock options and the extension of the exercise period of such options to the earlier of the longest period permitted by our stock option plans or ten years following the termination date, (iii) payment in respect of compensation earned but not yet paid and (iv) payment of the cost of medical insurance for a period of twelve months following termination.

On January 18, 2016,  we entered into an amendment to the employment agreement with Dr. Griffin pursuant to which, among other things, provides that if Dr. Griffin’s employment is terminated by the Company other than for cause or as a result of Dr. Griffin’s death or disability or if Dr. Griffin terminates his employment for good reason and such termination occurs within one year following a change of control, Dr. Griffin shall receive a payment equal to his target bonus for the year in which the termination occurs, on a pro-rated basis.

Troy Hamilton

On May 29, 2015, Troy Hamilton entered into an amended and restated executive employment agreement with us in which he agreed to serve as Chief Commercial Officer. The term of the agreement was effective as of July 8, 2015, continues until July 8, 2016 and is automatically renewed for successive one year periods at the end of each term. Mr. Hamilton’s base salary is $390,000 effective January 1, 2016. He is eligible to receive a cash bonus of up to 40% of his base salary per year at the discretion of the Compensation Committee of the Board of Directors. If the employment agreement is terminated by Synergy other than for cause or as a result of Mr. Hamilton’s death or permanent disability or if Mr. Hamilton terminates his employment for good reason which includes a change of control, Mr. Hamilton shall receive (i) a severance payment equal to the higher of the aggregate amount of his base salary for the then remaining term of the agreement or twelve times the average monthly base salary paid or accrued during the three full calendar months preceding the termination, (ii) immediate vesting of all unvested stock options and the extension of the exercise period of such options to the earlier of the longest period permitted by our stock option plans or ten years following the termination date, (iii) payment in respect of compensation earned but not yet paid and (iv) payment of the cost of medical insurance for a period of twelve months following termination.

On January 18, 2016,  we entered into an amendment to the employment agreement with Mr. Hamilton pursuant to which, among other things, provides that if Mr. Hamilton’s employment is terminated by the Company other than for cause or as a result of Mr. Hamilton’s death or disability or if Mr. Hamilton terminates his employment for good reason and such termination occurs within one year following a change of control, Mr. Hamilton shall receive a payment equal to his target bonus for the year in which the termination occurs, on a pro-rated basis.

Potential Payments Upon Termination Or Change In Control

Other than the provisions of the executive severance benefits to which our Named Executive Officers would be entitled to at December 31, 2016 as set forth above, we have no liabilities under termination or change in control conditions. We do not have a formal policy to determine executive severance benefits. Each executive severance arrangement is negotiated on an individual basis.

The tables below estimate the current value of amounts payable to our named executive officers in the event that a termination of employment occurred on December 31, 2016. The closing price of our common stock, as reported on The NASDAQ Global Select Market, was $6.09 on December 30, 2016. The following tables exclude certain benefits, such as accrued vacation, that are available to all employees generally. The actual amount of payments and benefits that would be provided can only be determined at the time of a change in control and/or the named executive officer’s qualifying separation from Synergy.

Gary S. Jacob, Ph.D.

Termination By Synergy Without Cause or by Executive for Good Reason (1)
Value of Option Shares Accelerated(2)	$8,023,402
Cash Payments(3)	$1,792,225

Total Cash Benefits and Payments	$9,815,727

(1)         Relates to the termination of Executive’s employment: (a) by us without cause within 12 months prior to a change of control that was pending during such 12 month period, (b) by Dr. Jacob for good reason within 12 months after a change of control, (c) by us without cause at any time upon or within 12 months after a change of control, or (d) by us without cause outside of a change of control

(2)         Relates to 2,636,667 unvested in-the-money stock options that would be subject to accelerated vesting. Excludes 200,000 unvested out-of-the-money stock options as of December 31, 2016, that would be subject to accelerated vesting.

(3)         Excludes realization bonus in the event of a change of control.

Bernard Denoyer

Termination By Synergy Without Cause or by Executive for Good Reason (1)
Value of Option Shares Accelerated(2)	$711,437
Cash Payments	$313,065

Total Cash Benefits and Payments	$1,024,502

(1)         Relates to the termination of Executive’s employment: (a) by us without cause within 12 months prior to a change of control that was pending during such 12 month period, (b) by Executive for good reason within 12 months after a change of control, (c) by us without cause at any time upon or within 12 months after a change of control, or (d) by us without cause outside of a change of control

(2)         Relates to 313,667 unvested in-the-money stock options that would be subject to accelerated vesting. Excludes 50,000 unvested out-of-the-money stock options as of December 31, 2016, that would be subject to accelerated vesting.

Kunwar Shailubhai, Ph.D.

Termination By Synergy Without Cause or by Executive for Good Reason (1)
Value of Option Shares Accelerated(2)	$2,022,504
Cash Payments(3)	$483,769

Total Cash Benefits and Payments	$2,506,273

(1)         Relates to the termination of Executive’s employment: (a) by us without cause within 12 months prior to a change of control that was pending during such 12 month period, (b) by Executive for good reason within 12 months after a change of control, (c) by us without cause at any time upon or within 12 months after a change of control, or (d) by us without cause outside of a change of control

(2)         Relates to 783,335 unvested in-the-money stock options that would be subject to accelerated vesting.  Excludes 33,333 unvested out-of-the-money stock options as of December 31, 2016, that would be subject to accelerated vesting.

(3)         Excludes realization bonus in the event of a change of control.

Patrick Griffin, M.D.

Termination By Synergy Without Cause or by Executive for Good Reason (1)
Value of Option Shares Accelerated(2)	$969,087
Cash Payments	$539,900

Total Cash Benefits and Payments	$1,508,987

(1)         Relates to the termination of Executive’s employment: (a) by us without cause within 12 months prior to a change of control that was pending during such 12 month period, (b) by Executive for good reason within 12 months after a change of control, (c) by us without cause at any time upon or within 12 months after a change of control, or (d) by us without cause outside of a change of control

(2)         Relates to 391,668 unvested in-the-money stock options that would be subject to accelerated vesting. Excludes 83,333 unvested out-of-the-money stock options as of December 31, 2016, that would be subject to accelerated vesting.

Troy Hamilton

Termination By Synergy Without Cause or by Executive for Good Reason (1)
Value of Option Shares Accelerated(2)	$1,166,000
Cash Payments	$506,000

Total Cash Benefits and Payments	$1,672,000

(1)         Relates to the termination of Executive’s employment: (a) by us without cause within 12 months prior to a change of control that was pending during such 12 month period, (b) by Executive for good reason within 12 months after a change of control, (c) by us without cause at any time upon or within 12 months after a change of control, or (d) by us without cause outside of a change of control

(2)         Relates to 550,000 unvested in-the- money stock options that would be subject to accelerated vesting. Excludes no unvested out-of-the-money stock options as of December 31, 2016, that would be subject to accelerated vesting.

Compensation of Directors

Upon election to the Board, each non-employee director receives a grant of 45,000 stock options vesting over three years and having an exercise price equal to the fair market value of the common stock on the date of grant. Non-employee directors also receive an annual stock option grant of 62,500 stock options, all of which vest one year after date of grant.

Non-employee and non-consultant directors also receive the following an annual cash fees for serving on the Board and board committees, effective as of October 1, 2016:

Non-employee Board Member Annual fee	$45,000

Committee Chairs:
Audit Committee	$20,000
Compensation Committee	$15,000
Corporate Governance/Nominating Committee	$10,000
Compliance Committee	$15,000
Commercial Committee	$15,000
Lead Independent Director	$20,000

Committee Members:
Audit Committee Member (2 members)	$10,000
Compensation Committee (3 members)	$7,500
Governance/Nominating Committee (2 members)	$5,000
Commercial Committee (2 members, no Chairman)	$7,500
Compliance Committee (2 members)	$7,500

DIRECTOR COMPENSATION

Director Compensation Table for 2016

The following table sets forth summary information concerning the total compensation earned by our non-employee directors in 2016 for services to our company:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (8)	Total ($)

Melvin K. Spigelman(1)	75,750	109,934	185,684
John P. Brancaccio(2)	79,125	109,934	189,059
Thomas H. Adams(3)	62,250	109,934	172,184
Christopher McGuigan (4)	—	55,297	55,297
Alan Joslyn(5)	51,250	109,934	161,184
Richard J. Daly(6)	60,500	109,634	170,434
Timothy S. Callahan(7)	64,250	109,934	174,184

(1)                                 As of December 31, 2016, 447,114 stock options were outstanding, of which 328,178 were exercisable.

(2)                                 As of December 31, 2016, 431,464  stock options were outstanding, of which 312,692  were exercisable.

(3)                                 As of December 31, 2016, 356,996  stock options were outstanding, of which 245,642 were exercisable.

(4)                                 Deceased on March 11, 2016. As of December 31, 2016, 297,811 stock options were outstanding and exercisable. On December 13, 2016 the Board extended the exercise period of Dr. McGuigan’s options until the earlier of their expiration date or March 11, 2020. The Black Scholes Fair Value of this extension is $55,297.

(5)                                 As of December 31, 2016, 259,520 stock options were outstanding, of which 138,316 were exercisable.

(6)                                 As of December 31, 2016, 126,556 stock options were outstanding, of which 27,704 were exercisable.

(7)                                 As of December 31, 2016, 126,556 stock options were outstanding, of which 27,704 were exercisable.

(8)                                 Amounts represent the aggregate grant date fair value in accordance with FASB ASC Topic 718, using the Black-Scholes valuation model.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee is responsible for reviewing and approving, as appropriate, all transactions with related persons, in accordance with its charter and the Nasdaq marketplace rules.

Transactions between us and one or more related persons may present risks or conflicts of interest or the appearance of conflicts of interest. Our Code of Ethics requires all employees, officers and directors to avoid activities or relationships that conflict, or may be perceived to conflict, with our interests or adversely affect our reputation. It is understood, however, that certain relationships or transactions may arise that would be deemed acceptable and appropriate so long as there is full disclosure of the interest of the related parties in the transaction and review and approval by disinterested directors to ensure there is a legitimate business reason for the transaction and that the transaction is fair to us and our stockholders.

In connection with its review and approval or ratification, if appropriate, of any related party transaction, our Audit Committee is to consider whether the transaction will compromise standards included in our Code of Ethics. In the case of any related party transaction involving an outside director or nominee for director, the Audit Committee also is to consider whether the transaction will compromise the director’s status as an independent director as prescribed in the Nasdaq marketplace rules.

All of our related party transactions will be disclosed in our filings with the SEC in accordance with SEC rules.

OTHER MATTERS

We have no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters.  However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly.  In the event you are able to attend the Annual Meeting, at your request, Synergy will cancel your previously submitted proxy.

ADDITIONAL INFORMATION

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or proxy materials, please notify your broker or call our Secretary at (212) 297-0020, or submit a request in writing to our Secretary, Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 2012, New York, New York  10170. Stockholders who currently receive multiple copies of the Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Annual Reports and Form 10-K

Additional copies of Synergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 may be obtained without charge by writing to the Secretary, Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 2012, New York, New York 10170.

By Order of the Board of Directors

/s/ Gary S. Jacob, Ph.D.
Gary S. Jacob, Ph.D.
Chairman of the Board of Directors

May 1, 2017

Annex A

CERTIFICATE OF AMENDMENT
OF
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SYNERGY PHARMACEUTICALS INC.
(a Delaware Corporation)

PURSUANT TO SECTIONS 242 OF THE
DELAWARE GENERAL CORPORATION LAW

SYNERGY PHARMACEUTICALS INC., a corporation existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that:

1.     The name of the Corporation is Synergy Pharmaceuticals Inc. The date of filing the original Certificate of Incorporation with the Secretary of State of Delaware was February 11, 1992 (the “Original Certificate”). The Original Certificate was amended and restated by the Amended and Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on December 24, 1997 (the “Amended and Restated Certificate”). The Amended and Restated Certificate was amended and restated by the Second Amended and Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on February 2, 2012, as amended on January 15, 2013 and on June 11, 2015 (the “Second Amended and Restated Certificate”).

2.     Article FOURTH of the Second Amended and Restated Certificate of Incorporation of the Corporation is hereby superseded and replaced as follows:

“ A.    Number and Class of Shares Authorized; Par Value.

The Corporation is authorized to issue the following shares of capital stock:

(1)    Common Stock.    The aggregate number of shares of common stock (referred to in this Certificate of Incorporation as “Common Stock”) which the Corporation shall have authority to issue is 400,000,000 with a par value of $0.0001 per share.

(2)    Preferred Stock.    The aggregate number of shares of preferred stock (referred to in this Certificate of Incorporation as “Preferred Stock”) which the Corporation shall have authority to issue is 20,000,000 with a par value of $.001 per share.

B.    Description of Shares of Preferred Stock.

The terms, preferences, limitations and relative rights of the shares of Preferred Stock are as follows:

(1)   The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited (including, by way of illustration and not limitation, in excess of one vote per share), or without voting powers, and with such designations, preferences and relative participating, option or other rights, qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation or any amendment hereto, including (but without limiting the generality of the foregoing) the following:

(a)   The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors; and

(b)   The rate and manner of payment of dividends payable on shares of such series, including the dividend rate, date of declaration and payment, whether dividends shall be cumulative, and the conditions upon which and the date from which such dividends shall be cumulative; and

(c)   Whether shares of such series shall be redeemed, the time or times when, and the price or prices at which, shares of such series shall be redeemable, the redemption price, the terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares; and

(d)   The amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; and

(e)   The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock, other securities, or shares of any other class or series of Preferred Stock and the terms and conditions of such conversion or exchange; and

(f)    The voting rights, if any, and whether full or limited, of the shares of such series, which may include no voting rights, one vote per share, or such higher number of votes per share as may be designated by the Board of Directors; and

(g)   The preemptive or preferential rights, if any, of the holders of shares of such series to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of the Corporation, whether or not convertible into shares of stock with the Corporation.

(2)   Except in respect of the relative rights and preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of Preferred Stock shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series. When payment of the consideration for which shares of Preferred Stock are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable.

C.    Common Stock Voting Rights.

Each record holder of Common Stock shall be entitled to one vote for each share held. Holders of Common Stock shall have no cumulative voting rights in any election of directors of the Corporation.”

3.     The foregoing amendment of the Second Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted by the Corporation’s Board of Directors in accordance with the applicable provisions of Section 141 and 242 of the General Corporation Law of the State of Delaware and duly adopted by a majority of the outstanding shares of the Corporation’s common stock in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware at an annual meeting of the stockholders duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this    day of                        , 2017.

Gary S. Jacob Chief Executive Officer

Annex B

SYNERGY PHARMACEUTICALS INC.

2017 EQUITY INCENTIVE PLAN

1. Purpose. The purpose of the Synergy Pharmaceuticals Inc. 2017 Equity Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, managers, employees, consultants and advisors of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

2. Definitions. The following definitions shall be applicable throughout this Plan:

(a) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest as determined by the Committee in its discretion. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award or Performance Compensation Award granted under this Plan.

(c) “Award Agreement” means an agreement made and delivered in accordance with Section 15(a) of this Plan evidencing the grant of an Award hereunder.

(d) “Board” means the Board of Directors of the Company.

(e) “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or obligated by federal law or executive order to be closed.

(f) “Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement or similar document or policy between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement, document or policy (or the absence of any definition of “Cause” contained therein), (A) a material breach or material default (including, without limitation, any material dereliction of duty) by Participant of any agreement between the Participant and the Company, except for any such breach or default which is caused by the physical disability of the Participant (as determined by a neutral physician), or a repeated failure by the Participant to follow the direction of a duly authorized representative of the Company; (B) gross negligence, willful misfeasance or breach of fiduciary duty to the Company or Affiliate of the Company by the Participant; (C) the commission by the Participant of an act or omission involving fraud, embezzlement, misappropriation or dishonesty in connection with the Participant’s duties to the Company or Affiliate of the Company or that is otherwise likely to be injurious to the business or reputation of the Company or its Affiliates; or (D) the Participant’s conviction of, indictment for, or pleading guilty or nolo contendere to,  any (x) felony or (y) other crime involving fraud or moral turpitude. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(g) “Change in Control” shall, in the case of a particular Award, unless the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i) A tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to the commencement of such offer), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

(ii) The Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to such transaction); provided, that a merger or consolidation of the Company with another company which is controlled by persons owning more than 50% of the outstanding voting securities of the Company shall constitute a Change in Control unless the Committee, in its discretion, determine otherwise, or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

(iii) The Company shall sell substantially all of its assets to another entity that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to such transaction), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

(iv) A Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates; or

(v) The individuals who, as of the date hereof, constitute the members of the Board (the “Current Board Members”) cease, by reason of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction affecting the Company, to constitute at least a majority of the members of the Board unless such change is approved by the Current Board Members.

For purposes of this Section 2(g), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.  If the timing of payments provided under an Award Agreement is based on or triggered by a Change in Control then, to extent necessary to avoid violating Section 409A, a Change in Control must also constitute a Change in Control Event as defined under Section 409A.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. References in this Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance issued by any governmental authority under such section, and any amendments or successor provisions to such section, regulations or guidance.

(i) “Committee” means a committee of at least two people as the Board may appoint to administer this Plan or, if no such committee has been appointed by the Board, the Board. Unless altered by an action of the Board, the Committee shall be the Compensation Committee of the Board.

(j) “Common Shares” means the common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such common shares may be converted or into which they may be exchanged).

(k) “Company” means Synergy Pharmaceuticals Inc., a Delaware corporation, together with its successors and assigns.

(l) “Current Board Members” has the meaning given such term in the definition of “Change in Control.”

(m) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(n) “Disability” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) “Disability” as defined in any employment or consulting agreement or similar document or policy in effect between the Participant and the Company or an Affiliate or (ii) in the absence of any such employment or consulting agreement, document or policy (or the absence of any definition of “Disability” contained therein), the inability of the Participant to perform the essential functions of the Participant’s job by reason of a physical or mental infirmity, for a period of three (3) consecutive months or for an aggregate of six (6) months in any twelve (12) consecutive month period. The determination of whether a Participant has incurred a permanent and total disability shall be made by a physician designated by the Committee, whose determination shall be final and binding.

(o) “Effective Date” means the date as of which this Plan is adopted by the Board, subject to Section 3 of this Plan.

(p) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

(q) “Eligible Person” means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate; or (iii) consultant or advisor to the Company or an Affiliate, provided that if the Securities Act applies such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act.

(r) “Exchange Act” has the meaning given such term in the definition of “Change in Control,” and any reference in this Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance issued by any governmental authority under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(s) “Exercise Price” has the meaning given such term in Section 7(b) of this Plan.

(t) “Fair Market Value”, unless otherwise provided by the Committee in accordance with all applicable laws, rules regulations and standards, means, on a given date, (i) if the Common Shares are listed on a national securities exchange, the closing sales price on the principal exchange of the Common Shares on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Common Shares are not listed on a national securities exchange, the mean between the bid and offered prices as quoted by any nationally recognized interdealer quotation system for such date, provided that if the Common Shares are not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Section 409A.

(u) “Immediate Family Members” shall have the meaning set forth in Section 15(b) of this Plan.

(v) “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in this Plan.

(w) “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of this Plan.

(x) “Negative Discretion” shall mean the discretion authorized by this Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(y) “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(z) “Option” means an Award granted under Section 7 of this Plan.

(aa) “Option Period” has the meaning given such term in Section 7(c) of this Plan.

(bb) “Participant” means an Eligible Person who has been selected by the Committee to participate in this Plan and to receive an Award pursuant to Section 6 of this Plan.

(cc) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of this Plan.

(dd) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under this Plan.

(ee) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the

Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(ff) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(gg) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(hh) “Permitted Transferee” shall have the meaning set forth in Section 15(b) of this Plan.

(ii) “Person” has the meaning given such term in the definition of “Change in Control.”

(jj) “Plan” means this Synergy Pharmaceuticals Inc. 2017 Equity Incentive Plan, as amended from time to time.

(kk) “Retirement” means the fulfillment of each of the following conditions: (i) the Participant is in good standing with the Company and/or an Affiliate of the Company as determined by the Committee; (ii) the voluntary termination by a Participant of such Participant’s employment or service to the Company and/or an Affiliate and (iii) that at the time of such voluntary termination, the sum of: (A) the Participant’s age (calculated to the nearest month, with any resulting fraction of a year being calculated as the number of months in the year divided by 12) and (B) the Participant’s years of employment or service with the Company (calculated to the nearest month, with any resulting fraction of a year being calculated as the number of months in the year divided by 12) equals at least 62 (provided that, in any case, the foregoing shall only be applicable if, at the time of such Retirement, the Participant shall be at least 55 years of age and shall have been employed by or served with the Company for no less than five years).

(ll) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(mm) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(nn) “Restricted Stock” means Common Shares, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(oo) “SAR Period” has the meaning given such term in Section 8(c) of this Plan.

(pp) “Section 409A” means Section 409A of the Code (together with all Treasury Regulations, guidance, compliance programs, and other interpretative authority thereunder.

(qq) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in this Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other official interpretative guidance issued by any governmental authority under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(rr) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of this Plan which meets all of the requirements of Section 1.409A-1(b)(5)(i)(B) of the Treasury Regulations.

(ss) “Stock Bonus Award” means an Award granted under Section 10 of this Plan.

(tt) “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value of Common Shares on the Date of Grant.

(uu) “Subsidiary” means, with respect to any specified Person:

(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership or limited liability company (or any comparable foreign entity) (a) the sole general partner or managing member (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (b) the only general partners or managing members (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(vv) “Substitute Award” has the meaning given such term in Section 5(e).

(ww) “Treasury Regulations” means any regulations, whether proposed, temporary or final, promulgated by the U.S. Department of Treasury under the Code, and any successor provisions.

3. Effective Date; Duration. The Plan shall be effective on                     , 2017, the date on which it is approved by the stockholders of the Company, which date shall be within twelve (12) months before or after the date of the Plan’s adoption by the Board. The expiration date of this Plan, on and after which date no Awards may be granted hereunder, shall be                     , 2027, the tenth anniversary of the date on which the Plan was approved by the stockholders of the Company; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of this Plan shall continue to apply to such Awards.

4. Administration.

(a) The Committee shall administer this Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under this Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under this Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under this Plan. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. Whether a quorum is present shall be determined based on the Committee’s charter as approved by the Board.

(b) Subject to the provisions of this Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by this Plan and its charter, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be made; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of this Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan.

(c) The Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and types of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under this Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities may not be made with respect to grants of Awards to persons (i) subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code. The acts of such delegates shall be treated as acts of the Committee, and such delegates shall report regularly to the Board and the Committee regarding the delegated duties and responsibilities and any Awards granted.

(d) Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations, and other decisions under or with respect to this Plan or any Award or any documents evidencing Awards granted pursuant to this Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) No member of the Board, the Committee, delegate of the Committee or any employee, advisor or agent of the Company or the Board or the Committee (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to this Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from (and the Company shall pay or reimburse on demand for) any loss, cost, liability, or expense (including court costs and attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under this

Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which any such Indemnifiable Person may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in this Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer this Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under this Plan.

5. Grant of Awards; Shares Subject to this Plan; Limitations.

(a) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons. No more than five percent (5%) of the aggregate number of Common Shares available for issuance pursuant to Section 5(b) hereof may be granted pursuant to Awards that are eligible to vest prior to the first anniversary of the Date of Grant. No Participant shall be eligible to receive or accrue dividends or dividend equivalent rights with respect to the Common Shares subject to an unvested Award, including without limitation, an Award of Stock Appreciation Rights or Restricted Stock Units.

(b) Subject to Section 12 of this Plan, the Committee is authorized to deliver under this Plan an aggregate of 9,000,000 Common Shares.

(c) Common Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash shall be available again for Awards under this Plan at the same ratio at which they were previously granted. Notwithstanding the foregoing, the following Common Shares shall not be available again for Awards under the Plan: (i) shares tendered or held back upon the exercise of an Option or settlement of an Award to cover the Exercise Price of an Award; (ii) shares that are used or withheld to satisfy tax withholding obligations of the Participant; (iii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the SAR upon exercise thereof; and (iv) shares purchased in the open market using proceeds received upon the exercise of an Option.

(d) Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or any combination of the foregoing.

(e) Subject to compliance with Section 1.409A-3(f) of the Treasury Regulations, Awards may, in the sole discretion of the Committee, be granted under this Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Common Shares underlying any Substitute Awards shall be counted against the aggregate number of Common Shares available for Awards under this Plan.

(f) Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 12), the Committee shall not grant to any one Eligible Person in any one calendar year Awards (i) for more than 50% of the Available Shares in the aggregate or (ii) payable in cash in an amount exceeding $10,000,000 in the aggregate.

6. Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in this Plan.

7. Options.

(a) Generally. Each Option granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. All Options granted under this Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Notwithstanding any designation of an Option, to the extent that the aggregate Fair Market Value of Common Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless this Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under this Plan.

(b) Exercise Price. The exercise price (“Exercise Price”) per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant; and, provided further, that notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.

(c) Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and as set forth in the applicable Award

Agreement, and shall expire after such period, not to exceed ten (10) years from the Date of Grant, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate; and, provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement:

(i) the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for:

(A) one year following termination of employment or service by reason of such Participant’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), or, with respect to an Incentive Stock Option, three (3) months following such termination, but not later than the expiration of the Option Period;

(B) for directors, officers and employees of the Company only, for six (6) months following termination of employment or service by reason of such Participant’s Retirement, or, with respect to an Incentive Stock Option, three (3) months following such termination, but not later than the expiration of the Option Period;

(C) ninety (90) days following termination of employment or service for any reason other than such Participant’s death, Disability or Retirement, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period; and

(ii) both the unvested and the vested portion of an Option shall immediately expire upon the termination of the Participant’s employment or service by the Company for Cause.

Notwithstanding the foregoing provisions of Section 7(c) and consistent with the requirements of applicable law, the Committee, in its sole discretion, may extend the post-termination of employment period during which a Participant may exercise vested Options.

(d) Method of Exercise and Form of Payment. No Common Shares shall be delivered pursuant to the exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and/or foreign income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award Agreement accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check (subject to collection), cash equivalent and/or vested Common Shares valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such shares to the Company); provided, however, that such Common Shares are not subject to any pledge or other security interest and; (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a fair market value (as determined by the Committee in its discretion) on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised. Any fractional Common Shares shall be settled in cash.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under this Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(f) Compliance with Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights.

(a) Generally. Each SAR granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. Any Option granted under this Plan may include tandem SARs (i.e., SARs granted in conjunction with an Award of Options under this Plan). The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Exercise Price. The Exercise Price per Common Share for each Option granted in connection with a SAR shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant.

(c) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement:

(i) the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for:

(A) one year following termination of employment or service by reason of such Participant’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), but not later than the expiration of the SAR Period;

(B) for directors, officers and employees of the Company only, for six (6) months following termination of employment or service by reason of such Participant’s Retirement, but not later than the expiration of the SAR Period;

(C) ninety (90) days following termination of employment or service for any reason other than such Participant’s death, Disability or Retirement, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period; and

(ii) both the unvested and the vested portion of a SAR shall expire immediately upon the termination of the Participant’s employment or service by the Company for Cause.

(d) Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Common Shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one Common Share on the exercise date over the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in Common Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional Common Share shall be settled in cash.

9. Restricted Stock and Restricted Stock Units.

(a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. Restricted Stock and Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, that holders of Restricted Stock may not vote or receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of Performance Goals or otherwise, as the Committee determines at the time of the grant of an Award or thereafter. Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Common Shares are paid in settlement of such Awards.

(b) Restricted Accounts; Escrow or Similar Arrangement. Unless otherwise determined by the Committee, upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void ab initio. No Participant shall have voting rights with respect to any Awards of Restricted Stock. A Participant holding Restricted Stock granted hereunder shall not have the right to receive dividends on the Restricted Stock during the Restriction Period. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee in an Award Agreement, the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon the termination of employment or service of the Participant granted the applicable Award.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units. (i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share).

(ii) Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one Common Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion and subject to the requirements of Section 409A, elect to (i) pay cash or part cash and part Common Share in lieu of delivering only Common Shares in respect of such Restricted Stock Units or (ii) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the Fair Market Value of the Common Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

10. Stock Bonus Awards. The Committee may issue unrestricted Common Shares, or other Awards denominated in Common Shares, under this Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the

Company or a third party under contract with the Company)). Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement.

11. Performance Compensation Awards.

(a) Generally. The provisions of the Plan are intended to enable Options and Stock Appreciation Rights granted hereunder to certain Eligible Persons to qualify for an exemption under Section 162(m) of the Code. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of this Plan, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company and/or one or more Affiliates, divisions or operational units, or any combination of the foregoing, as determined by the Committee, which criteria may be based on one or more of the following business criteria: (i) revenue; (ii) sales; (iii) profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures); (iv) earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures); (v) net income (before or after taxes, operating income or other income measures); (vi) cash (cash flow, cash generation or other cash measures); (vii) stock price or performance; (viii) total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price); (ix) economic value added; (x) return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales); (xi) market share; (xii) improvements in capital structure; (xiii) expenses (expense management, expense ratio, expense efficiency ratios or other expense measures); (xiv) business expansion or consolidation (acquisitions and divestitures); (xv) internal rate of return or increase in net present value; (xvi) working capital targets relating to inventory and/or accounts receivable; (xvii) inventory management; (xviii) service or product delivery or quality; (xix) customer satisfaction; (xx) employee retention; (xxi) safety standards; (xxii) productivity measures; (xxiii) cost reduction measures; and/or (xxiv) strategic plan development and implementation. Any one or more of the Performance Criteria adopted by the Committee may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the

Code, the Committee shall, within the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period and thereafter promptly communicate such Performance Criteria to the Participant.

(d) Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. The Committee is authorized at any time during the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

(e) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by, or in service to, the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion, except as is otherwise provided in this Plan, to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of this Plan.

(f) Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11, but in no event later than two-and-one-half months following the end of the fiscal year during which the Performance Period is completed in order to comply with the short-term deferral rules under Section 1.409A-1(b)(4) of the Treasury Regulations. Notwithstanding the foregoing, payment of a Performance Compensation Award may be delayed, as permitted by Section 1.409A-2(b)(7)(i) of the Treasury Regulations, to the extent that the Company reasonably anticipates that if such payment were made as scheduled, the Company’s tax deduction with respect to such payment would not be permitted due to the application of Section 162(m) of the Code.

12. Changes in Capital Structure and Similar Events. In the event of (a) any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate in order to prevent dilution or enlargement of rights, then the Committee shall make any such adjustments that are equitable, including, without limitation, adjusting any or all of (A) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under this Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of this Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals). All adjustments shall be made in good faith compliance with Section 409A.

13. Effect of Change in Control. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall specify otherwise in the Award Agreement, the Committee is authorized (but not obligated) to make any of the following adjustments (or any combination thereof) in the terms and conditions of outstanding Awards:  (a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of equity, equity-based and/or cash awards with substantially the same terms for outstanding Awards (excluding the security deliverable upon settlement of the Awards), including, in the case of Options, substitution by the surviving company or corporation or its parent of restricted stock or other equity, which may be subject to substantially the same vesting and/or forfeiture terms as such Options, in an amount equal to the intrinsic value of such Options; (c) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such event; (d) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; and (e) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, Common Shares, other property or any combination thereof) as determined in the sole discretion of the Committee and which value may be zero; provided, that, in the case of Options and Stock Appreciation Rights or similar Awards, (x) such fair value may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of Common Shares subject to such Awards (or, if no such consideration is paid, the Fair Market Value of the Common Shares subject to such outstanding Awards or portion thereof being canceled) over the aggregate Exercise Price or Strike Price, as applicable, with respect to such Awards or the portion thereof being canceled (or if no such excess, zero), and (y) to the extent that the Options, Stock Appreciation Rights or similar Awards are not then vested, such excess may be paid in restricted stock or other equity, which may be subject to substantially the same vesting and/or forfeiture terms as such Options, Stock Appreciation Rights or similar awards, in an amount equal to the intrinsic value of such Options, Stock Appreciation Rights or similar Awards.

14. Amendments and Termination.

(a) Amendment and Termination of this Plan. The Board may amend, alter, suspend, discontinue, or terminate this Plan or any portion thereof at any time; provided, that (i) no amendment to the definition of Eligible Person in Section 2(q), Section 5(b), Section 11(c) or Section 14(b) (to the extent required by the proviso in such Section 14(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to this Plan (including, without limitation, as necessary to comply with any rules or requirements of any national securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); and, provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the prior written consent of the affected Participant, holder or beneficiary.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided, however that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.

(c) Prohibition on Repricing.  Subject to Section 5, the Committee shall not, without the approval of the stockholders of the Company (i) reduce the exercise price, or cancel and reissue options so as to in effect reduce the exercise price or (ii) change the manner of determining the exercise price so that the exercise price is less than the fair market value per share of Common Stock.

15. General.

(a) Award Agreements. Each Award under this Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. The Company’s failure to specify any term of any Award in any particular Award Agreement shall not invalidate such term, provided such terms was duly adopted by the Board or the Committee.

(b) Nontransferability; Trading Restrictions.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, with or without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of this Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of this Plan.

(iii) The terms of any Award transferred in accordance with subparagraph (ii) above shall apply to the Permitted Transferee and any reference in this Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under this Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of this Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in this Plan and the applicable Award Agreement.

(iv) The Committee shall have the right, either on an Award-by-Award basis or as a matter of policy for all Awards or one or more classes of Awards, to condition the delivery of vested Common Shares received in connection with such Award on the Participant’s agreement to such restrictions as the Committee may determine.

(c) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any Affiliate, or the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under this Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes. In addition, the Committee, in its discretion, may make arrangements mutually agreeable with a Participant who is not an employee of the Company or an Affiliate to facilitate the payment of applicable income and self-employment taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Common Shares (which are not subject to any pledge or other security interest) owned by the Participant having a fair market value equal to such withholding liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

(d) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under this Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under this Plan, unless otherwise expressly provided in this Plan or any Award Agreement. By accepting an Award under this Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under this Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e) International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of this Plan or outstanding Awards (or establish a sub-plan) with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for such Participants, the Company or its Affiliates.

(f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under this Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation filed with the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate. Upon the occurrence of a Participant’s divorce (as evidenced by a final order or decree of divorce), any spousal designation previously given by such Participant shall automatically terminate.

(g) Termination of Employment/Service. Unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company or an Affiliate for purposes of this Plan unless the Committee, in its discretion, determines otherwise.

(h) No Rights as a Stockholder. Except as otherwise specifically provided in this Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of Common Shares that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(i) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares to be offered or sold under this Plan. The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of this Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in this Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under this Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Shares from the public markets, the Company’s issuance of Common Shares to the Participant, the Participant’s acquisition of Common

Shares from the Company and/or the Participant’s sale of Common Shares to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless doing so would violate Section 409A, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Common Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Common Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof. The Committee shall have the discretion to consider and take action to mitigate the tax consequence to the Participant in cancelling an Award in accordance with this clause.

(j) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k) Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(l) No Trust or Fund Created. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of this Plan or any Award shall require the Company, for the purpose of satisfying any obligations under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under this Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(m) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and/or its Affiliates and/or any other information furnished in connection with this Plan by any agent of the Company or the Committee or the Board, other than himself.

(n) Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(o) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions.

(p) Severability. If any provision of this Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws in the manner that most closely reflects the original intent of the Award or the Plan, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

(q) Obligations Binding on Successors. The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r) Code Section 162(m) Approval. If so determined by the Committee, the provisions of this Plan regarding Performance Compensation Awards shall be disclosed and reapproved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such provisions, in each case in order for certain Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this clause, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

(s) Expenses; Gender; Titles and Headings. The expenses of administering this Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings shall control.

(t) Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

(u) Section 409A. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, the requirements of Section 409A. The Plan and all Awards granted under this Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(1)(B) of the Code. In no event shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant under Section 409A or any damages for failing to comply with Section 409A. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (within the meaning of Section 1.409A-1(i) of the Treasury Regulations)  as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the day that immediately follows the end of such six-month period or as soon as administratively practicable thereafter.  Any remaining payments of nonqualified deferred compensation shall be paid without delay and at the time or times such payments are otherwise scheduled to be made. A termination of employment or service shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment or service, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A.  For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of service,” or like terms shall mean “separation from service.”

(v) Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Common Shares under any Award made under this Plan.

PROXY CARD

SYNERGY PHARMACEUTICALS INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON JUNE 27, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, Gary S. Jacob and Bernard F. Denoyer, and each of them, as proxies, each with full power of substitution, to represent and to vote all the shares of common stock of Synergy Pharmaceuticals Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on June 27, 2017 and at any adjournments thereof, subject to the directions indicated on this Proxy Card.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

IMPORTANT—This Proxy must be signed and dated on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 27, 2017 at 9:00 a.m. local time at the offices of Synergy Pharmaceuticals Inc. located at 420 Lexington Avenue, Suite 2012, New York, New York 10170.  The proxy statement and 2016 annual report on Form 10-K are available at www.pstvote.com/synergy2017.

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Synergy Pharmaceuticals Inc. to be held at the offices of the Company located at 420 Lexington Avenue, Suite 2012, New York, New York 10170, on Tuesday, June 27, 2017, beginning at 9:00 a.m. local time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED AND

FOR PROPOSALS 2, 3 AND 4.

1. Election of Directors	FOR	WITHHOLD
Nominees

01-Gary S. Jacob	☐	☐
02-Melvin K. Spigelman	☐	☐
03-John P. Brancaccio	☐	☐
04-Thomas H. Adams	☐	☐
05-Alan F. Joslyn	☐	☐
06-Richard Daly	☐	☐
07-Timothy Callahan	☐	☐

2. Proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance from 350,000,000 to 400,000,000.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Proposal to approve the Synergy Pharmaceuticals Inc. 2017 Equity Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. Proposal to ratify BDO USA, LLP as Synergy’s independent registered public accountants for fiscal year ending December 31, 2017.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please indicate if you plan to attend this meeting:        ☐     Yes        ☐     No

Important:  Please sign exactly as name appears on this proxy.  When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Dated: , 2017

Signature

Signature
(Joint Owners)

Name (printed)

Title

YOUR VOTE IS IMPORTANT

VOTE TODAY IN ONE OF TWO WAYS:

1.                                      VOTE BY INTERNET:

Log-on to www.pstvote.com/synergy2017

Enter your control number printed below

Vote your proxy by checking the appropriate boxes

Click on “Accept Vote”

OR

2.                                      VOTE BY MAIL:  If you do not wish to vote over the internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on June 26, 2017.

Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.